SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10700 Bren Road West
Minnetonka, Minnesota 55343

Dear Stockholder:

On behalf of the board of directors of American Medical Systems Holdings, Inc., I am pleased to invite you to attend our 2005 Annual Stockholders Meeting. The meeting will be held on Thursday, May 5, 2005, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota.

Our board of directors unanimously recommends a favorable vote FOR the director nominees, and FOR the approval of each of the proposals set forth in the attached Notice of Annual Stockholders Meeting and Proxy Statement, and believes that such a vote is in the best interests of AMS and its stockholders. Accordingly, we urge you to carefully review the accompanying materials and promptly vote your shares.

We hope you will attend the Annual Meeting. Your vote is important to us. Whether or not you attend personally, we urge you to complete, sign, date, and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.

Very truly yours,

Martin J. Emerson
April 7, 2005	President and Chief Executive Officer

NOTICE OF ANNUAL STOCKHOLDERS MEETING
INFORMATION CONCERNING THE ANNUAL MEETING
VOTING OF SHARES
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
ELECTION OF DIRECTORS
PROPOSAL 1
ADOPTION OF 2005 STOCK INCENTIVE PLAN
PROPOSAL 2
AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3
EXECUTIVE COMPENSATION AND OTHER BENEFITS
PRINCIPAL STOCKHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP
CERTAIN TRANSACTIONS
SELECTION OF AUDITORS
PROPOSAL 4
AUDIT AND NON-AUDIT FEES
OTHER BUSINESS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
ANNUAL REPORT
APPENDIX A
APPENDIX B
APPENDIX C

10700 Bren Road West
Minnetonka, Minnesota 55343

________________________

NOTICE OF ANNUAL STOCKHOLDERS MEETING
TO BE HELD THURSDAY, MAY 5, 2005
________________________

TO THE STOCKHOLDERS OF AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.:

The 2005 Annual Stockholders Meeting of American Medical Systems Holdings, Inc. (“AMS”) will be held on Thursday, May 5, 2005, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota, for the following purposes:

1.	To elect three directors, one to serve for a two-year term and two to serve for a three-year term, or until their successors are elected and qualified.

2.	To consider and act upon a proposal to approve and adopt our 2005 Stock Incentive Plan.

3.	To consider and act upon a proposal to amend our Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 600,000 shares of common stock to 1,000,000 shares.

4.	To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2005.

5.	To transact other business if properly brought before the Annual Meeting or any adjournment thereof.

Only stockholders of record as shown on the books of AMS at the close of business on March 23, 2005, will be entitled to vote at the Annual Meeting or any adjournment thereof. Stockholders are entitled to one vote for each share held of record at that time. The Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about April 7, 2005.

April 7, 2005	By Order of the Board of Directors

Carmen L. Diersen
Secretary

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
10700 Bren Road West
Minnetonka, Minnesota 55343

________________________

Proxy Statement for
Annual Stockholders Meeting
Thursday, May 5, 2005

________________________

INFORMATION CONCERNING THE ANNUAL MEETING

          The Annual Stockholders Meeting of American Medical Systems Holdings, Inc. will be held on Thursday, May 5, 2005, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota. Please see the attached Notice of Meeting for the purposes of the meeting.

          A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to MARK, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed within the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our voting common stock. Our directors, officers, and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy materials to the beneficial owners of our common stock.

          Any proxy card given in accordance with this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy card. Any stockholder giving a proxy may revoke it at any time before its use at the Annual Meeting by:

•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy card is used;

•	submitting another duly executed proxy card with a later date; or

•	appearing at the Annual Meeting and voting his or her stock in person.

          We expect to mail this proxy statement, the proxy card and notice of meeting to our stockholders on or about April 7, 2005.

VOTING OF SHARES

          Our board of directors has fixed the close of business on March 23, 2005, as the record date for determining the stockholders of AMS who are entitled to notice of and to vote at the Annual Meeting. On March 23, 2005, we had 68,538,129 shares of common stock issued and outstanding. For each share of common stock that you own of record at the close of business on March 23, 2005, you are entitled to one vote on each matter voted on at the Annual Meeting. The holders of shares of common stock do not have cumulative voting rights.

          Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock (34,269,065 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the card reflects votes withheld from the election of directors or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any proxy card that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote.

          Assuming a quorum is present at the Annual Meeting, any business, except for the election of directors, that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal. A plurality of the votes cast in person or by proxy is required to elect the director nominees as described in Proposal 1. Votes withheld from the election of director nominees, therefore, will be excluded entirely from the vote and will have no effect. You may vote for or against a proposal, or may abstain from voting on a proposal. You may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Shares voted as abstaining on a proposal will be treated as votes against the proposal. Broker non-votes on a proposal will be treated as shares not entitled to vote on that proposal and, therefore, will not be counted as voted shares.

          Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders, but lacking any voting instructions, will be voted in favor of the proposal. The proxies named on the proxy card will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

          The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our annual report and proxy statement to any household at which two or more AMS stockholders reside if we believe that the stockholders are members of the same family. Some banks, brokers, and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both our stockholders and us. It reduces the volume of duplicate information received at your house and helps us reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.

          If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker, or other nominee record holder. We can also deliver a separate copy of either our annual report or proxy statement to any stockholder upon either written request to American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Investor Relations, or upon verbal request to (952) 930-6000. Similarly, if you share an address with another AMS stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.

ELECTION OF DIRECTORS

PROPOSAL 1

Nomination

          Our Bylaws provide that the board of directors shall have at least one member, or a different number of members as may be determined by the board, but in no case shall the board exceed nine members. In accordance with our Amended and Restated Certificate of Incorporation, the board of directors is divided into three staggered classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year at our annual meeting of stockholders.

          The terms of three current members of the board will expire at the Annual Meeting. The terms of the remaining four current members of the board will expire as indicated in the table that follows. The nominating/corporate governance committee of the board has recommended and the board has nominated Martin J. Emerson to serve as a director for a two-year term expiring at our 2007 Annual Meeting of Stockholders, and Richard B. Emmitt and Christopher H. Porter, Ph.D. to serve as directors for a three-year term expiring at our 2008 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. Mr. Emerson has served as a director since January 2005, and Mr. Emmitt and Mr. Porter have served as directors since 1998. No arrangements or understandings exist between any nominee and any other person under which such nominee was selected. However, at the time Elizabeth H. Weatherman was last elected to the board, Warburg Pincus had the right to designate one person to be nominated for election to the board of directors, and Warburg designated Ms. Weatherman. See “Certain Transactions.”

          The board recommends a vote FOR, and solicits proxies in favor of, the election of each of Mr. Emerson, Mr. Emmitt and Mr. Porter for director. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of Mr. Emerson, Mr. Emmitt and Mr. Porter unless otherwise directed by the stockholder. A plurality of the votes cast in person or by proxy is required to elect each nominee for director. If, before the Annual Meeting, the board learns that any nominee will be unable to serve because of death, incapacity, or other unexpected occurrence, the proxies that would have been voted for such individual will be voted for a substitute nominee selected by the board. The board believes that Mr. Emerson, Mr. Emmitt and Mr. Porter will be able to serve for their respective terms of election.

Information About the Nominees and Other Directors

          The following is biographical information concerning Mr. Emerson, Mr. Emmitt and Mr. Porter, and the other directors presently serving as directors of AMS but not standing for election at the Annual Meeting.

			Director
Name	Age	Principal Occupation	Since
Nominee for two-year term expiring in 2007
Martin J. Emerson	41	President and Chief Executive Officer	2005

Nominees for three-year term expiring in 2008
Richard B. Emmitt	60	Managing Director, The Vertical Group, Inc.	1998
Christopher H. Porter, Ph.D.	61	Principal, Medical Genesis	1998

Directors not standing for election this year whose terms expire in 2006
Douglas W. Kohrs	47	Chairman of the Board	1999
Thomas E. Timbie	47	President, Timbie & Company, LLC	2002
Elizabeth H. Weatherman	45	Managing Director, Warburg Pincus LLC	1998

Director not standing for election this year whose term expires in 2007
Albert Jay Graf	57	Former Group Chairman, Office of the	2001
		President, Guidant Corporation

Martin J. Emerson has served as our President and Chief Executive Officer and as a director since January 4, 2005. Mr. Emerson also served as our President and Chief Operating Officer from March 2004 until January 4, 2005. From January 2003 to March 2004, he served as our Executive Vice President, Global Sales and Marketing, and Chief Operating Officer. From 2000 through 2002, he served as Vice President and General Manager of International. Mr. Emerson has over 19 years experience in the medical device field in finance and general management capacities. From 1998 to 2000, he served as General Manager and Finance Director for Boston Scientific Corporation in Singapore. Also in Singapore, he was Vice President and Regional Financial Officer with MasterCard International from 1997 to 1998. Mr. Emerson’s earlier experience was with Baxter International from 1985 to 1997, most recently as Vice President Finance, Hospital Business, Brussels, from 1995 to 1997.

Richard B. Emmitt has been a Managing Director of The Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. Mr. Emmitt currently serves on the board of directors of Wright Medical Group, Inc. and Micro Therapeutics, Inc., both publicly held companies, as well as Axya Medical, Inc., BioSET, Inc., Dynamic Implants, Inc., ev3, Inc., Incumed Inc., Orbital Fixation, Inc., OsteoBiologics, Inc., Solarant Medical, Inc., Velocimed, Inc., and Tepha, Inc., all privately held companies.

Christopher H. Porter, Ph.D. is the Principal of Medical Genesis, a consulting company he founded in 1992. His 30-year career in the medical device industry includes research and development and management experience with 3M, Johnson & Johnson and Pfizer, Inc., as well as several early stage companies. Dr. Porter also served as our Vice President, Research and Development from 1981 to 1987. He has introduced over 30 medical products during his career and holds 32 U.S. patents. Dr. Porter currently serves as Trustee of SBRI, a non-profit biotech company that is engaged in the business of developing cures for infectious disease.

Douglas W. Kohrs has served as one of our directors since 1999 and he became Chairman of the Board in March 2004. From 1999 to March 2004, he was our President and from 1999 until January 4, 2005, he also served as our Chief Executive Officer. Mr. Kohrs has 22 years of experience in the medical device industry. He was part of the founding team at Spine-Tech when it was formed in 1991 to develop and commercialize the BAK® Interbody Fusion System, a novel implantable device to improve the surgical treatment of degenerative disc disease, and was Vice President of Research and Development and Vice President of Marketing. He was General Manager of Sulzer Spine-Tech, Inc. from 1998 to 1999. Mr. Kohrs currently serves as a director of Disc Dynamics, Inc., ev3 Inc. and Pioneer Surgical Technologies, all of which are privately held companies, and Kyphon, Inc., which is a publicly held company engaged in orthopedic medical devices.

Thomas E. Timbie is the President of Timbie & Company, LLC, a financial and management consulting firm he founded in 2000. He has also served as the interim Chief Financial Officer for ev3 Inc., an endovascular company, since January 2005. From January 2000 to October 2000, he was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical market. From April 1996 to December 1999, Mr. Timbie was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc., which was acquired by Medtronic, Inc. in November 1999. Mr. Timbie has over 20 years of financial and accounting experience in a variety of industries with particular emphasis on medical devices. Mr. Timbie is currently a director and an audit committee member of two public companies: American Medical Systems Holdings, Inc. and Wright Medical Group, Inc. Mr. Timbie is also a director of ev3 Inc.

Elizabeth H. Weatherman is a Managing Director of Warburg Pincus LLC, where she has been a member of the health care group since 1988. She is responsible for the Warburg Pincus medical device investment activities. Ms. Weatherman currently serves on the board of directors of three publicly held companies: Wright Medical Group, Inc., Kyphon, Inc. and Micro Therapeutics, Inc. She also serves on the board of several privately held medical device companies including, among others, ev3 Inc. and Velocimed, Inc. Ms. Weatherman also serves on the compensation committee of each of the foregoing boards.

Albert Jay Graf has served as one of our directors since September 2001. From 2000 through December 31, 2004, Mr. Graf was Group Chairman, Office of the President of Guidant Corporation, a provider of therapies for cardiovascular and vascular disease, responsible for Guidant’s four operating groups. From 1994 until 2000, Mr. Graf served as President of Guidant’s Cardiac Rhythm Management operating group. Mr. Graf currently serves on the boards of CVRx and LifeNet, Inc., both privately held companies, and is a director of CABG Medical and Intermagnetics General Corporation, both public companies.

Board and Board Committees

     Our board of directors held ten meetings during 2004. Each member of the board of directors attended 75 percent or more of the board meetings held while they were directors and the committees of the board on which the director served. In 2004, our board of directors adopted a policy that directors are encouraged to attend our annual meetings of stockholders, and we expect most of our directors will attend this Annual Meeting. Two of our directors attended last year’s annual meeting of stockholders.

     All of our directors, except Mr. Kohrs and Mr. Emerson, are “independent” directors, as defined by the current NASDAQ National Market System listing standards. Our independent directors hold meetings (at least two times each year), referred to as “executive sessions,” at which only the independent directors are present. We have appointed Ms. Weatherman as our lead independent director to preside at these executive sessions of our independent directors.

Audit Committee

The audit committee provides assistance to the board to satisfy its fiduciary responsibilities for our accounting, auditing, operating, and reporting practices. The committee oversees the financial reporting process, has the sole authority to appoint, compensate, retain, and oversee the work of our independent auditors, and reviews and pre-approves all audit services and permissible non-audit services performed by our independent auditors. It also establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; reviews and either approves or disapproves of all related party transactions; and performs other related duties delegated to it by the board. The audit committee currently consists of Mr. Emmitt (Chair), Mr. Graf and Mr. Timbie. All of the members of the audit committee are “independent” directors as defined by the current NASDAQ National Market System listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, the board has determined that Mr. Graf and Mr. Timbie are each an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. During fiscal 2004, the audit committee had ten formal meetings and participated in a number of informal meetings by telephone conference.

In February 2005, the board of directors amended our audit committee charter. We have posted a copy of our updated audit committee charter on our corporate website: www.AmericanMedicalSystems.com and a copy of the amended charter is also attached to this proxy statement as Appendix A.

Compensation Committee

The compensation committee reviews general programs of compensation and benefits for all of our employees. The committee establishes the compensation levels (subject to board approval with respect to executive officers) and compensation philosophy and policy for our senior management, which includes reviewing and approving corporate goals and objectives relevant to their compensation; reviewing and evaluating their performance; monitoring the effectiveness of our benefit plans and, where appropriate, approving changes; reviewing and approving, or recommending to the full board of directors, executive incentive compensation plans and stock-based compensation; supervising and overseeing the administration of our incentive compensation and stock based programs; and reviewing the compensation levels of independent directors from time to time. The committee administers our 2000 Equity Incentive Plan and Employee Stock Purchase Plan and will administer the 2005 Stock Incentive Plan if it is approved by the stockholders at the Annual Meeting. The compensation committee currently consists of Mr. Graf (Chair) and Ms. Weatherman. All of the members of the compensation committee are “independent” directors as defined by the current NASDAQ National Market System listing standards. During 2004, the compensation committee held two formal meetings. The compensation committee also took action by unanimous written consent multiple times in 2004.

Our board of directors has adopted a compensation committee charter and we have posted a copy of the charter on our corporate website: www.AmericanMedicalSystems.com.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee reviews and makes recommendations to the board regarding the size and composition of the board; considers and recruits candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and stockholders; recommends on an annual basis a slate of director nominees for approval by the board and the stockholders; reviews our committee structure and membership; reviews and advises the board regarding our corporate governance standards; and advises the board on emerging corporate governance matters. The nominating/corporate governance committee currently consists of Ms. Weatherman (chair) and Mr. Porter. Both of the members of the nominating/corporate governance committee are “independent” directors as defined by the current NASDAQ National Market System listing standards. We established the nominating/corporate governance committee in February 2004, and it took action by unanimous written consent one time in 2004.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the nominating/corporate governance committee’s criteria reflects the requirements of the NASDAQ National Market System rules with respect to independence and the following factors: our needs with respect to the particular talents and experience of our directors, personal and the professional integrity of the candidate, level of education and/or business experience, broad-based business acumen, the level of understanding of our business and the medical device industry, strategic thinking and a willingness to share ideas, and diversity of experiences, expertise and background. The committee will use these and other criteria that the committee deems appropriate to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

The nominating/corporate governance committee will consider proposed nominees whose names are submitted to it by stockholders. It has not adopted a formal process for that consideration because it believes that its informal consideration process will be adequate. The nominating/corporate governance committee intends to review periodically whether a more formal policy should be adopted.

Any stockholder who desires to recommend a nominee for director must submit a letter, addressed to Corporate Secretary, American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Stockholders who wish to make a recommendation for a nominee to be elected at our 2006 Annual Meeting must submit their recommendation by December 8, 2005, to allow time for meaningful consideration and evaluation of the nominees by the nominating/corporate governance committee.

Our board of directors has adopted a nominating/corporate governance committee charter and we have posted a copy of the charter on our corporate website: www.AmericanMedicalSystems.com.

Corporate Governance

     We continue to monitor developments in the area of corporate governance and will continue to evaluate board duties and responsibilities with the intention of maintaining full compliance. In February 2004, the board of directors adopted corporate governance standards and a code of ethics for senior financial management. We have posted these documents on our corporate website. We also have a code of conduct for all directors, officers, and employees which we have posted on our corporate website: www.AmericanMedicalSystems.com.

Corporate Governance Standards

Our corporate governance standards provide guidelines, which govern the qualifications and conduct of the board. Our standards are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ National Market System. Our corporate governance standards address: regular meetings of the board of directors, attendance by directors at annual meetings of stockholders, conduct of board meetings, regular meetings of independent directors, director access to executive officers and employees, the composition, membership and selection of the board of directors, the compensation of our directors, the organization and basic function of board committees, the evaluation of the performance of our chief executive officer, and stockholder communications with directors.

Code of Ethics for Senior Financial Management

Our code of ethics for senior financial management meets the requirements of the Securities and Exchange Commission. It applies to our chief executive officer, chief financial officer, controller, and other employees performing similar functions who have been identified by the chief executive officer. We have posted our code of ethics for senior financial management on our website. We intend to disclose any amendments to and any waivers from a provision of our code of ethics for senior financial management on our website within five business days following the amendment or waiver.

Code of Conduct for all Directors, Officers, and Employees

We have a code of conduct that applies to all officers, directors, and employees. The code is designed to deter wrongdoing and promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) compliance with applicable laws and regulations, including full, fair, timely, and understandable disclosure in all regulatory or public communications; and (3) prompt internal reporting of violations of the code to the appropriate persons who are identified in the code. We have posted our code of conduct on our corporate website in the following languages: English, Spanish, Dutch, French, German and Portuguese.

Director Compensation

          In July 2004, our board of directors adopted our current compensation program for independent directors. We pay our independent directors an annual retainer of $25,000. In addition, we pay each independent director who serves on our audit committee an annual retainer of $7,500 for serving on our audit Committee, each independent director who serves on our compensation committee an annual retainer of $2,500 for serving on our compensation committee, and each independent director who serves on our nominating/corporate governance committee an annual retainer of $2,500 for serving on our nominating/corporate governance committee. In addition, we pay the chair of our audit committee an annual retainer of $10,000 and the chair of our compensation committee an annual retainer of $5,000. We also reimburse our independent directors for reasonable out-of-pocket expenses incurred in connection with attending regularly scheduled meetings of the board. We do not compensate our directors who are employed by us for serving on the board.

          Our current compensation program also provides for the grant of stock options to our independent directors. In July 2004, we granted Mr. Emmitt, Mr. Porter, Mr. Timbie and Ms. Weatherman each an option to purchase 40,000 shares of our common stock, and we granted Mr. Graf an option to purchase 20,000 shares of our common stock. Mr. Graf’s options covered fewer shares because in September 2001 we granted Mr. Graf an option to purchase 200,000 shares of our common stock, which had not fully vested. Each independent director who is reelected as a director at our 2005 annual meeting of stockholders or continues to serve as a director after such meeting will be granted an option to purchase 20,000 shares of our common stock. These options have an exercise price equal to the fair market value of the shares on the date of grant, and vest over a three-year period from the date of grant, as long as the independent director continues to serve on the board. Upon a change in control, all outstanding options would become immediately exercisable in full and remain exercisable for a period of up to five years. See “Executive Compensation and Other Benefits — Change in Control Arrangements” for a definition of change in control. The options granted in 2004 expire ten years from the date of grant. No other options have been granted to any other person for service as one of our directors.

Audit Committee Report

          The responsibility of the audit committee of the board of directors is to oversee our accounting and financial reporting processes, the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting. Management is responsible for our accounting and financial reporting processes, preparing our consolidated financial statements and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, our independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States, expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

          In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements with management and Ernst & Young. , including Management’s Discussion and Analysis, included in our Annual Report on Form 10-K and the results of Ernst & Young’s review of our interim consolidated financial statements. Management and Ernst & Young represented that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee’s reviews included a discussion of:

•	our critical accounting policies;

•	the reasonableness of significant financial reporting judgments made in connection with our consolidated financial statements;

•	the clarity and completeness of financial disclosures;

•	the adequacy of internal controls that could have a material effect on the accuracy of our consolidated financial statements and any material changes in our internal control over financial reporting;

•	the report of internal control over financial reporting;

•	the potential effects of regulatory and accounting initiatives on our Company’s consolidated financial statements.

          The audit committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89, and 90. These statements set forth requirements pertaining to the independent auditor’s communications with the audit committee regarding the conduct of the audit. The audit committee received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. This standard requires the independent auditor to disclose in writing to the audit committee all relationships between the auditor and AMS that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the audit committee. The audit committee discussed with Ernst & Young its independence and considered in advance whether the provision of any non-audit services by Ernst & Young is compatible with maintaining their independence.

          Based on the reviews and discussions of the audit committee described above, in reliance on the unqualified opinion of Ernst & Young regarding our audited consolidated financial statements, and subject to the limitations on the responsibilities of the audit committee discussed above and in the audit committee’s charter (a copy of which is attached as Appendix A), the audit committee recommended to the board of directors that such financial statements be included in our annual report on Form 10-K for the year ended January 1, 2005.

          The foregoing report is provided by the undersigned members of the audit committee of the board of directors: Richard B. Emmitt (Chair), Albert Jay Graf and Thomas E. Timbie.

ADOPTION OF 2005 STOCK INCENTIVE PLAN

PROPOSAL 2

Introduction

          On March 29, 2005, our board of directors adopted the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), subject to stockholder approval at the Annual Meeting.

The 2005 Plan allows us to award eligible recipients:

•	options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;

•	options to purchase common stock that do not qualify as incentive options (“non-statutory options”);

•	rights to receive a payment from AMS, in the form of shares of common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of common stock and a specified exercise price of such shares (“stock appreciation rights”);

•	shares of common stock that are subject to certain forfeiture and transferability restrictions (“restricted stock awards”);

•	rights to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of certain performance criteria specified in the 2005 Plan or other objectives (“stock unit awards”);

•	rights to receive an amount of cash, a number of shares of common stock, or a combination of both, contingent upon achievement of certain performance criteria specified in the 2005 Plan or other objectives during a specified period (“performance awards”); and

•	bonuses of unrestricted shares of common stock (“stock bonuses”).

          In the following discussion, we refer to both incentive options and non-statutory options as “options,” and to options, stock appreciation rights, restricted stock awards, stock unit awards, performance awards and stock bonuses as “incentive awards.”

          The 2005 Plan is intended to advance our interests and the interests of our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives.

          The major features of the 2005 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which may be obtained from AMS. A copy of the 2005 Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission’s website at http://www.sec.gov.

Summary of the 2005 Plan

General

All employees, consultants, advisors and independent contractors of AMS or any subsidiary, including non-employee directors of AMS, will be eligible to receive incentive awards under the 2005 Plan. As of March 29, 2005, there were approximately 675 persons who would be eligible to receive awards under the 2005 Plan.

The maximum number of shares reserved for issuance under the 2005 Plan is 6.6 million, plus the number of shares subject to outstanding options under our 2000 Equity Incentive Plan as of the effective date of the 2005 Plan which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under the 2000 Equity Incentive Plan (assuming, however, that provisions of the 2005 Plan relating to accounting for incentive awards applied to the 2000 Plan).

The number of shares available for issuance under the 2005 Plan is subject to increase to the extent that we issue shares or incentive awards under the 2005 Plan in connection with certain merger and acquisition transactions, or assume any plan in a merger or acquisition transaction. However, any available shares in an assumed plan may only be utilized to the extent permitted under the rules and regulations of the NASDAQ Stock Market.

Under the terms of the 2005 Plan:

•	no participant may be granted options or stock appreciation rights relating to more than 1.5 million shares of common stock in the aggregate during any calendar year;

•	no participant may be granted restricted stock awards, stock unit awards, performance awards and stock bonuses relating to more than 500,000 shares of common stock in the aggregate during any calendar year;

•	no participant may be granted incentive awards denominated in cash in an amount in excess of $1 million in the aggregate during any calendar year; and

•	no more than 6.6 million shares of common stock may be issued pursuant to the exercise of incentive stock options.

These share limitations may be adjusted to reflect changes in our corporate structure or shares, as described below. In addition, the limits on individual equity awards and on the number of shares that may be issued as incentive stock options will not apply to certain incentive awards granted upon our assumption or substitution of like awards in any merger or acquisition.

Shares of common stock that are issued under the 2005 Plan or that are potentially issuable pursuant to outstanding incentive awards reduce the number of shares remaining available, but the total number of shares that may be issued under the 2005 Plan will be reduced by one additional share for each share issued pursuant to a restricted stock award, stock unit award, performance award or stock bonus, or potentially issuable pursuant to an outstanding restricted stock award, stock unit award, performance award or stock bonus. All shares so subtracted from the amount available under the 2005 Plan with respect to an incentive award that lapses, expires, is forfeited or for any reason terminates unexercised or unvested and any shares of common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of common stock will automatically again become available for issuance under the 2005 Plan. However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares (as described below), as well as shares covered by a stock appreciation right, to the extent exercised, will not again become available for issuance under the 2005 Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in our corporate structure or shares, we may adjust:

•	the number and kind of securities available for issuance under the 2005 Plan;

•	the limits on the numbers of shares that may be granted to a participant within any calendar year or that may be granted as incentive stock options under the 2005 Plan; and

•	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration

The 2005 Plan will be administered by our board of directors or by a committee of the board. Any such committee will consist of at least two members of the board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act, who are “independent” as required by the listing standards of the NASDAQ Stock Market, and who are “outside directors” within the meaning of Section 162(m) of the tax code. We expect the compensation committee of our board of directors to administer the 2005 Plan. The board of directors or the committee administering the 2005 Plan is referred to as the “committee.” The committee may delegate its duties, power and authority under the 2005 Plan to any of our officers to the extent consistent with applicable Delaware corporate law, except with respect to participants subject to Section 16 of the Securities Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to section 162(m) of the tax code.

The committee has the authority to determine all provisions of incentive awards consistent with terms of the 2005 Plan, including, the eligible recipients who will be granted one or more incentive awards under the 2005 Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. In addition, the committee has the authority to pay the economic value of any incentive award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the 2005 Plan and any adversely affected participant has consented to the amendment or modification.

However, notwithstanding any other provision of the 2005 Plan:

•	incentive awards other than options and stock appreciation rights will not vest or become payable over a period of less than three years from the date of grant, if vesting or payment is based solely upon the passage of time, and will have a performance measurement period of not less than one year, if vesting or payment is based upon satisfaction of “performance criteria” (discussed below) or other objectives;

•	the committee cannot accelerate the vesting or payment of any incentive award except in connection with the participant’s death, disability or retirement, or in connection with a “change in control;” and

•	incentive awards will only be granted to non-employee directors pursuant to bona fide compensation formulas or policies established by the committee from time to time applicable to non-employee directors, as a group, for their service on the board, on committees of the board, and as the chair of the board or a committee.

The committee may, in its sole discretion, amend the terms of the 2005 Plan or incentive awards with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect our interests, or to meet objectives of the 2005 Plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws. This authority does not, however, permit the committee to take any action:

•	to reserve shares or grant incentive awards in excess of the limitations provided in the 2005 Plan;

•	to effect any re-pricing of options, as discussed below;

•	to grant options having an exercise price less than 100% of the “fair market value” (as defined below) of one share of common stock on the date of grant; or

•	for which stockholder approval would then be required pursuant to the 2005 Plan.

Except in connection with certain specified changes in our corporate structure or shares, the committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by:

•	amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;

•	canceling the underwater option or stock appreciation right and granting replacement options or stock appreciation rights having a lower exercise price, or other incentive awards in exchange; or

•	repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the 2005 Plan.

For purposes of the 2005 Plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of the common stock is less than the exercise price.

Amendments and Termination

Unless terminated earlier, the 2005 Plan will terminate at midnight on the tenth (10th) anniversary of its approval by our stockholders. Incentive awards outstanding at the time the 2005 Plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The board may suspend or terminate the 2005 Plan or any portion of the plan at any time. In addition to the committee’s authority to amend the 2005 Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary, the board may amend the 2005 Plan from time to time in order that incentive awards under the 2005 Plan will conform to any change in applicable laws or regulations or in any other respect that the board may deem to be in our best interests; provided, however, that no amendments to the 2005 Plan will be effective without stockholder approval, if it is required under Section 422 or Section 162(m) of the tax code or the rules of the NASDAQ Stock Market, or if the amendment seeks to increase the number of shares reserved for issuance under the 2005 Plan (other than as a result of a permitted adjustment upon certain corporate events, such as stock splits) or to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2005 Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in our capitalization or a “change in control” of AMS.

Transfer and Assignment

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a participant’s request, the committee may permit a participant to transfer all or a portion of a non-statutory stock option, other than for value, to certain of the participant’s family members or related family trusts, foundations or partnerships. Permitted transferees of non-statutory stock options will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Types of Incentive Awards Under the 2005 Plan

Options

The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of common stock on the date of grant (or 110% of the fair market value of one share of common stock on the date of grant of an incentive stock option if the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of AMS or any parent or subsidiary). However, in the event options are granted as a result of our assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction. The committee may grant an option with an exercise price above fair market value. At any time while the common stock is reported on the NASDAQ National Market, “fair market value” under the 2005 Plan means the closing sale price of a share as of the end of the regular trading session, reported by the NASDAQ National Market as of the date in question. As of March 29, 2005, the closing price of a share of common stock on the NASDAQ National Market was $17.01.

The total purchase price of the shares to be purchased upon exercise of an option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the committee may allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to AMS), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to our earnings for financial reporting purposes and that are otherwise acceptable to the committee, to the extent permissible under applicable law, by delivery of a promissory note (on terms acceptable to the committee in its sole discretion), by a “net exercise” of the option (as further described below) or by a combination of such methods. In the case of a “net exercise” of an option, AMS will not require a payment of the exercise price of the option from the participant but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares having a fair market value that does not exceed the aggregate exercise price for the shares exercised. Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

Under the tax code, the aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time during any calendar year by any participant (and under all “incentive stock option” plans of AMS or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of these amounts will be treated as non-statutory options.

Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by AMS or a subsidiary for a certain period or that the participant or AMS (or any subsidiary, division or other subunit of AMS) satisfy certain “performance criteria” specified in the 2005 Plan. An option may not become exercisable, nor remain exercisable after seven (7) years from its date of grant (five years from its date of grant in the case of an incentive option if the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of AMS or any parent or subsidiary).

Stock Appreciation Rights

A stock appreciation right is the right to receive a payment from AMS, in the form of shares of common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of common stock and a specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the committee. The committee will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, common stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.

The exercise price of a stock appreciation right will be determined by the committee, in its discretion, at the date of grant but may not be less than 100% of the fair market value of one share of common stock on the date of grant, except as provided below in connection with certain “tandem” grants. However, in the event that stock appreciation rights are granted as a result of our assumption or substitution of stock appreciation rights in a merger or acquisition, the exercise price will be the price determined by the committee pursuant to the conversion terms applicable to the transaction. A stock appreciation right will become exercisable at such time and in such installments as may be determined by the committee in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable after 7 years from its date of grant.

Stock appreciation rights may be granted alone or in addition to other incentive awards, or in tandem with an option, either at the time of grant of the option or at any time thereafter during the term of the option. A stock appreciation right granted in tandem with an option shall cover the same number of shares of common stock as covered by the option (or such lesser number as the committee may determine), shall be exercisable at such time or times and only to the extent that the related option is exercisable, have the same term as the option and will have an exercise price equal to the exercise price for the option. Upon the exercise of a stock appreciation right granted in tandem with an option, the option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an option having a related stock appreciation right, the stock appreciation right will be canceled automatically to the extent of the number of shares covered by the option exercise.

Restricted Stock Awards

A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by AMS or a subsidiary for a certain period or that the participant or AMS (or any subsidiary, division or other subunit of AMS) satisfy performance criteria.

Unless the committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Stock Unit Awards

A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of performance criteria or other objectives. Stock unit awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the committee; provided, however, that in all cases payment of stock unit award will be made within two and one-half months following the end of the tax year during which receipt of the stock unit award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the tax code (as discussed below).

Performance Awards

A participant may be granted one or more performance awards under the 2005 Plan, and such performance awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more of the performance criteria; provided, however, that in all cases payment of the performance award will be made within two and one-half months following the end of the tax year during which receipt of the performance award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the tax code.

Stock Bonuses

A stock bonus is an award of common stock upon the achievement of one or more of the performance criteria or other measures determined by the committee. A stock bonus will be subject to such terms and conditions, consistent with the other provisions of the 2005 Plan, as may be determined by the committee; provided, however, that in all cases payment of the stock bonus will be made within two and one-half months following the end of the tax year during which receipt of the stock bonus is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the tax code.

Qualification of Incentive Awards as “Performance-Based Compensation” Under Section 162(m)

     Section 162(m) of the tax code provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation paid to a “covered employee” in excess of $1 million in a taxable year. A “covered employee” is our chief executive officer and any other officer who is among the four other most highly compensated officers employed by AMS at year-end.

     The $1 million dollar deduction limit does not apply to compensation that meets the requirements for “performance-based compensation” under applicable Treasury Regulations. Compensation is “performance-based compensation” if, among other things:

•	it is payable solely on account of the attainment of one or more objective performance goals that are pre-established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors;”

•	the material terms of the compensation and the performance goals are disclosed to stockholders and approved in a separate stockholder vote before the compensation is paid; and

•	the committee certifies in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     At any time when the committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m), it may designate whether any restricted stock awards, stock unit awards, performance awards or stock bonuses are intended to be “performance-based compensation.” Restricted stock awards, stock unit awards, performance awards or stock bonuses designated as “performance-based compensation” will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more “performance criteria” set forth in the 2005 Plan, and the specific targets under such performance criteria will be established by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Options and stock appreciation rights granted under the 2005 Plan need not be conditioned upon the achievement of performance criteria in order to constitute “performance-based compensation.”

     The performance criteria provided in the 2005 Plan consist of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation. The committee may select one or more of these criteria for measuring performance, and the measurement may be based upon company, subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The committee may appropriately adjust any evaluation of performance under the performance criteria to reflect the impact of certain extraordinary events.

     Approval of the 2005 Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2005 Plan, the performance criteria upon which awards intended as “performance-based compensation” may be made, and the grant of options and stock appreciation rights pursuant to the 2005 Plan for purposes of Section 162(m).

Change in Control

     In the event a “change in control” of AMS occurs, then, if approved by the committee in its sole discretion either at the time of the grant of the incentive award or at any time after such grant, all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and any conditions to the payment of stock unit awards, performance awards and stock bonuses will lapse. The committee may condition acceleration on subsequent events, including the failure of any successor to assume the incentive awards, or the participant’s involuntary termination, other than for “cause” (as defined in the 2005 Plan), or voluntary termination for “good reason” (also as defined in the 2005 Plan), within a specified period of time following a change in control. Our current policy is to condition acceleration on these events.

     In addition, the committee in its sole discretion may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance awards will receive, with respect to some or all of the shares subject to the performance awards, cash in an amount equal the fair market value of such shares immediately prior to the effective date of such change in control.

     For purposes of the 2005 Plan a “change in control” of AMS occurs under any of the following circumstances:

•	Any individual, entity or group acquires beneficial ownership of 50% or more (on a fully diluted basis) of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding voting securities. However, a change in control will not occur in any such acquisition by certain “permitted holders,”

which are AMS or any “affiliate,” any employee benefit plan (or related trust) sponsored or maintained by AMS or any affiliate, or any corporation in a transaction that complies with clauses (A), (B) and (C), in the bullet point immediately below.

•	A reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets is consummated, unless, following any such transaction: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock and of our outstanding voting securities immediately prior to the transaction beneficially own more than 60% of the outstanding shares of stock and the combined voting power of the successor corporation, in substantially the same proportions as their ownership prior to the transaction; (B) no person (excluding any “permitted holder,” as discussed above) beneficially owns 50% or more (on a fully diluted basis) of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the successor corporation, except to the extent that such ownership existed prior to the transaction; and (C) at least a majority of the members of the board of directors of the successor corporation were members of our board of directors at the time the initial agreement providing for the transaction was executed.

•	Our stockholders approve a complete liquidation or dissolution of AMS.

•	At least 80% of our assets are sold to an unrelated party, or any similar transaction is completed.

•	The directors holding office as of the effective date of the 2005 Plan, or any subsequent director whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the board of directors immediately prior to such vote, cease to constitute at least a majority of the members of our board of directors.

Effect of Termination of Employment or Other Services

     If a participant ceases to be employed by or perform other services for AMS and all subsidiaries, all incentive awards held by the participant will be treated as set forth below unless provided otherwise in the agreement evidencing the incentive award or modified by the committee in its discretion as set forth below.

     Upon termination due to death or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of 12 months thereafter (but in no event after the expiration date of any such option or stock appreciation rights), all unvested restricted stock awards then held by the participant will be terminated, and all outstanding stock unit awards, performance awards and stock bonuses then held by the participant will be terminated and forfeited.

     Upon termination due to disability, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of 6 months thereafter (but in no event after the expiration date of any such option or stock appreciation rights), all unvested restricted stock awards then held by the participant will be terminated, and all outstanding stock unit awards, performance awards and stock bonuses then held by the participant will be terminated and forfeited.

     Upon termination for any reason other than death, disability or retirement, all rights of the participant under the 2005 Plan and any award agreements will immediately terminate without notice of any kind, and no options and stock appreciation rights then held by the participant will thereafter be exercisable, all unvested restricted stock awards will be terminated and forfeited, and all outstanding stock unit awards and performance awards then held by the participant will be terminated and forfeited; provided, however, that if a termination is for any reason other than “cause” (as defined in the 2005 Plan), all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of three months thereafter (but in no event after the expiration date of any such option or stock appreciation rights).

     The committee may at any time (including on or after the date of grant or following termination), in connection with a participant’s termination, cause options or stock appreciation rights held by the participant to terminate, become or continue to become exercisable and/or remain exercisable, and restricted stock awards, stock unit awards or performance awards then held by the participant to, terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, except that the committee cannot accelerate the vesting or payment of any incentive award except in connection with the participant’s death, disability or retirement. In no case, however, will any incentive award remain exercisable or continue to vest for more than two years beyond the date such incentive award would have terminated if not for the committee’s action, or beyond its expiration date, whichever first occurs, nor will any such action adversely affect any outstanding incentive award without the consent of the participant.

Dividend Rights

     Except as discussed above in connection with restricted stock awards, no adjustment will be made in the amount of cash payable or in the number of shares of common stock issuable under incentive awards denominated in or based on the value of shares of common stock as a result of cash dividends or distributions paid to stockholders generally at any time prior to the issuance of shares under incentive awards. In its discretion, however, the committee may provide that a participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the participant, for any such dividends and distributions. The terms of any rights to dividend equivalents will be determined by the committee and set forth in the agreement evidencing the incentive award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in common stock. However, dividend equivalents in respect of options and stock appreciation rights will only be paid out in cash

Federal Income Tax Consequences

     The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Options

There will not be any federal income tax consequences to either the participant or AMS as a result of the grant of an incentive option under the 2005 Plan.

The exercise by a participant of an incentive option also will not result in any federal income tax consequences to AMS or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

If the participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant holds the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. AMS is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. AMS will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options

Neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, AMS will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory option for any amounts included in the taxable income of the participant as ordinary income, or reported as taxable income of the participant by AMS, pursuant to applicable information reporting requirements.

Stock Appreciation Rights

Neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. AMS will be entitled to a compensation expense deduction for any amounts included by the participant as ordinary income, or reported as taxable income of the participant by AMS, pursuant to applicable information reporting requirements.

Restricted Stock Awards

With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the tax code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). AMS will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m)) when such amounts are included in taxable income by the participant as ordinary income, or reported as taxable income of the participant by AMS pursuant to applicable information reporting requirements. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. AMS will receive a corresponding tax deduction (provided that the award is not otherwise subject to the limitations of Section 162(m)) when the amount is included by the participant as ordinary income, or reported as taxable income of the participant by AMS pursuant to applicable information reporting requirements. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Stock Unit Awards and Performance Awards

Neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of a stock unit award or a performance award. Upon payment of a stock unit award or performance award in cash, the participant will include the amount paid as ordinary income in the year the payment was received; if payment is made in stock, the participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received. In each case, AMS will receive a corresponding tax deduction, (provided that the award is not otherwise subject to the limitations of Section 162(m)), when the amount is included by the participant as ordinary income, or reported as taxable income of the participant by AMS, pursuant to applicable information reporting requirements.

At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock unit award or performance award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Stock Bonuses

With respect to shares issued pursuant to a stock bonus, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. In the case of a stock bonus subject to restrictions and a risk of forfeiture, the “date of receipt” will be the date the restrictions lapse unless the recipient makes an election under Section 83(b) of the tax code, as discussed above with regard to restricted stock awards. AMS will receive a corresponding tax deduction. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments

     The tax code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the tax code, and denies tax deductibility to AMS on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards or performance awards upon a change in control of AMS may constitute parachute payments, and in certain cases, “excess parachute payments.”

Section 409(a)

     The foregoing discussion of tax consequences of incentive awards assumes that the incentive award discussed is either not subject to Section 409A of the tax code, or has been structured to comply with its requirements.

     Section 409A, as added by the American Jobs Creation Act of 2004, provides new tax rules for deferred compensation that is deferred or becomes vested after December 31, 2004. In the event an incentive award is a “deferred compensation arrangement” subject to Section 409A and it fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally have immediately taxable income on the amount “deferred,” would be required to pay an additional 20% income tax, and must pay interest on the tax that would have been paid but for the deferral.

     Under the terms of the 2005 Plan, the committee will determine whether incentive awards are subject to Section 409A of the tax code, and will seek to provide additional, written terms and conditions determined necessary or desirable to cause any incentive awards subject to Section 409A to comply in form with its requirements. With respect to incentive awards subject to Section 409A, the committee will administer the 2005 Plan in a manner that is intended to comply with the requirements of Section 409A and any regulations or rulings issued thereunder.

Section 162(m)

     As discussed above, Section 162(m) of the tax code limits our ability to deduct compensation in excess of $1 million paid to each of our chief executive officer and any other officer who is among the four other most highly compensated officers, subject, however, to an exception for “performance-based compensation.” Assuming stockholder approval of the 2005 Plan at the Annual Meeting and our compliance with the other requirements of Section 162(m), compensation expense resulting from the exercise of options and stock appreciation rights under the 2005 Plan and the issuance of shares under restricted stock awards, stock unit awards, performance awards and stock bonuses contingent upon the performance criteria set forth in the 2005 Plan are expected to qualify as “performance-based compensation” excepted from the limit of Section 162(m). Compensation expense in connection with any other incentive award under the 2005 Plan will be subject to 162(m) deduction limitation.

Incentive Awards Under the 2005 Plan

     As of the date of this proxy statement, the committee has not approved any awards under the 2005 Plan, although the committee intends to grant options to executive officers, if the 2005 Plan is approved by the stockholders at the Annual Meeting. See the table under “New Plan Benefits” below. Accordingly, these individuals will benefit if the proposal to adopt the 2005 Plan is approved. Neither the number nor types of any other future 2005 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. As noted above, however, the 2005 Plan does place certain per-participant limits on incentive awards granted in any calendar year.

New Plan Benefits

The following table sets forth, to the extent determinable, the benefits under the 2005 Plan which may be received by each of the following, upon stockholder approval of the proposal to adopt the plan: (i) our Chief Executive Officer and our other four most highly compensated executive officers in 2004, (ii) all current executive officers, as a group; (iii) our directors who are not executive officers, as a group; and (iv) all other employees, including all current officers who are not executive officers, as a group.

2005 Stock Incentive Plan

Name and position	Number of units(1)
Martin J. Emerson
President and Chief Executive Officer	200,000

Carmen Diersen
Executive Vice President Chief Financial Officer	100,000

Ross Longhini
Executive Vice President, Chief Technology Officer	80,000

Lawrence W. Getlin
Vice President, Regulatory, Medical Affairs, and
Quality Assurance	50,000

Douglas W. Kohrs
Chairman of the Board	0

Executive Group	480,000

Non-Executive Director Group	100,000

Non-Executive Officer Employee Group	0

(1)	The Compensation Committee generally makes annual grants of stock options to officers and other employees in the first quarter of each year. In the first quarter of 2005, the Compensation Committee granted options to certain non-executive officer employees under our 2000 Equity Incentive Plan, but did not grant any options to executive officers. The amounts shown in the table for executive officers represent options that the Compensation Committee currently plans to grant to executive officers but that have not yet been granted. The amounts shown in the table for non-executive directors represent options that the Compensation Committee intends to grant as the annual grant of stock options to non-employee directors. See “Election of Directors – Director Compensation.”

Board of Directors Recommendation

     Our board of directors recommends that our stockholders vote FOR the approval of the 2005 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval of the 2005 Plan. Unless a contrary choice is specified on the proxy card, proxies solicited by our board of directors will be voted FOR approval of the 2005 Plan.

AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 3

Introduction and Purpose of Proposed Amendment

     At the Annual Meeting, our stockholders will be asked to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan by an additional 400,000 shares. Our board of directors adopted the plan in May 2000 and reserved 600,000 shares of our voting common stock for issuance under the plan. Our stockholders approved the Purchase Plan in June 2000. No provision of the Employee Stock Purchase Plan has been amended since June 2000 and all provisions remain in full force and effect.

     On March 29, 2005, the board approved, subject to the approval of our stockholders, an amendment to the plan to increase the number of shares reserved for issuance under the plan from 600,000 shares to 1,000,000 shares. No other provision of the Employee Stock Purchase Plan was amended and all other provisions remain in full force and effect. At the Annual Meeting, you will be asked to approve the foregoing amendment to the plan.

     Our board adopted this amendment because it believes that it is in our best interests to provide our employees with an opportunity to purchase shares of our common stock through the payroll deductions provided for in the Purchase Plan. The aforementioned amendment to the Purchase Plan is intended to ensure that an adequate number of shares of our common stock are available to our employees under the Purchase Plan.

     As of January 3, 2005 an aggregate of 420,940 shares have been issued under the plan. Our board has determined that, due to our continued growth since the original adoption of the plan, we will soon exhaust the number of shares currently reserved under the plan. As a result, an increase of the number of shares reserved for purchase under to the plan is necessary so that we are able to maintain a sufficient mechanism through which we can (i) facilitate the ownership of our stock by employees, thereby aligning the interests of our employees with the interests of our stockholders, and (ii) compensate and provide appropriate long-term employment and retention incentives to our employees on terms similar to those offered under comparable plans offered by companies competing with us for the employment of quality personnel.

Summary of the Plan

     A general description of the basic features of the plan is set forth below. This summary is qualified in its entirety by reference to the actual text of the plan. You may obtain a copy of the plan from us free of charge, by sending a request to us. A copy of the plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission’s website at http://www.sec.gov.

General

The plan’s purpose is to provide a means through which we can attract persons to become and remain employees of AMS, and our employees can acquire an equity interest in our common stock, which strengthens our employees’ commitment to us and aligns their interests with our stockholders.

Under the plan, eligible employees have the right to purchase shares of our common stock through payroll deductions made during consecutive offering periods.

Eligible employees participate voluntarily and may withdraw from any offering period at any time before they purchase stock. Participation terminates automatically upon termination of employment.

Administration

Our board, or a committee of the board, may administer the plan. Currently, the compensation committee of the board administers the plan and has the authority to make all other decisions relating to the administration of the plan. The plan provides that no member of the board or committee will be liable for any action or determination taken or made in good faith with respect to the plan, or any shares purchased or issued thereunder.

Eligibility

Participation in the Employee Stock Purchase Plan is limited to individuals employed by us or by one of our designated subsidiaries. To accumulate the purchase price for the shares, each participant provides written authorization for payroll deductions up to a maximum of 10% of the participant’s eligible compensation. The plan restricts the maximum number of shares we may issue to a participant during a single offering period. No person who has, through the ownership of our securities or options to acquire our securities, or who, as a result of participation in the Employee Stock Purchase Plan would have or have the option to acquire, 5% or more of the total combined voting power or value of all classes of our capital stock, is entitled to participate in the Employee Stock Purchase Plan. In addition, employees who customarily work fewer than twenty hours per week or who customarily work not more than five months in any calendar year are not eligible to participate.

As of January 3, 2005, approximately 535 employees were eligible to participate in the Purchase Plan and 227 employees were estimated to be current participants in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to AMS prior to the applicable offering date a written authorization to begin payroll deductions.

Offering Periods and Dates

The plan provides for four offering periods of three months each, the beginning and ends of which coincide with the beginning and end of each calendar quarter.

Purchase and Payment for Securities Offered

We sell shares of common stock under the plan to participants at a discount from fair market value. The purchase price per share of common stock in an offering period will not be less than 85% of the lesser of its fair market value at the beginning of an offering period or at the end of an offering period.

Federal Income Tax Consequences

The plan and the rights of employees to make purchases thereunder, qualify for treatment under the provisions of Section 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the plan are sold or otherwise disposed of.

Upon sale or other disposition of the shares purchased under the plan, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(1)	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(2)	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to AMS.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the plan.

Adjustments Upon Changes in Capitalization and Other Events

The plan provides for adjustments in the number of shares subject to purchase under the plan, and in the purchase price per share, if there is a change in our capitalization that results in an increase or decrease in the number of issued and outstanding shares of our common stock. The plan also gives the board the authority to shorten an offering period, and thereby accelerate a participant’s right to purchase shares, in the event of a proposed sale of all or substantially all of our assets or a proposed merger with another company.

Amendment

Our board of directors may amend the Purchase Plan at any time and in any respect, provided that any such amendment to the plan shall be contingent on the approval of the stockholders to the extent required by applicable law, regulations or rules or as otherwise provided by the board of directors.

Term and Termination of Plan

Our board of directors may terminate the Purchase Plan at any time, provided that no termination shall impair any rights of participating employees that have vested under the plan at the time of termination. Without further action by our board of directors, the Purchase Plan will terminate on May 24, 2010, ten years after the date on which it was adopted by our board of directors.

Participation in the Employee Stock Purchase Plan

The following table sets forth the aggregate purchase price, aggregate fair market value on the purchase date and number of shares purchased under the plan during fiscal year 2004 by (i) our named executive officers, as described in the Summary Compensation Table below, (ii) all current executive officers as a group, and (iii) all other employees, including all current officers who are not executive officers, as a group. Our directors who are not executive officers are not eligible to participate in the Purchase Plan.

	Dollar Value ($)
	Aggregate Purchase	Aggregate Fair	Number
Name	Price	Market Value	of Shares
Martin J. Emerson	$21,250	$25,000	1,782
Carmen L. Diersen	$12,385	$14,570	831
Ross Longhini	$21,250	$25,000	1,750
Lawrence W. Getlin	-0-	-0-	-0-
Douglas W. Kohrs	-0-	-0-	-0-
M. James Call	$21,250	$25,000	1,769
Executive Group	$77,896	$91,637	6,275
Non-Executive Officer Employee Group	$1,011,002	$1,189,419	80,586

Board of Directors Recommendation

     Our board of directors recommends that our stockholders vote FOR the approval of the amendment to the Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval of the proposed amendment to the plan. Unless a contrary choice is specified on the proxy card, proxies solicited by our board of directors will be voted FOR approval of the proposed amendment to the Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Compensation

     The following table shows the compensation earned for the past three years by our Chief Executive Officer and our other four most highly compensated executive officers in 2004. The executives named in this table are referred to in this proxy statement as our named executive officers.

Summary Compensation Table

				Long-Term
				Compensation:
				Securities
	Annual Compensation			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Option Awards	Compensation(6)
Martin J. Emerson (1)	2004	$248,961	$98,428	100,000	$15,800
President and	2003	$215,000	—	160,000	$12,754
Chief Executive Officer	2002	$190,000	$84,590	80,000	$12,410

Carmen Diersen (2)	2004	$190,192	$84,420	460,000	$16,280
Executive Vice President and
Chief Financial Officer

Ross Longhini (3)	2004	$227,361	$98,428	100,000	$11,438
Executive Vice President and	2003	$215,000	—	400,000	$69,022
Chief Technology Officer

Lawrence W. Getlin	2004	$208,682	$67,110	40,000	$13,657
Vice President of Regulatory, Medical	2003	$205,000	—	70,000	$12,861
Affairs, and Quality Assurance	2002	$190,000	$62,472	50,000	$11,813

Douglas W. Kohrs (4)	2004	$330,846	$192,383	200,000	$3,557
Chairman of the Board	2003	$304,039	—	300,000	$2,444
	2002	$290,000	$134,618	150,000	$2,100

M. James Call (5)	2004	$236,808	$98,428	50,000	$184,878
Former Executive Vice President	2003	$235,000	—	70,000	$15,256
Strategic Planning & Development	2002	$225,000	$86,130	—	$12,528

1.	Mr. Emerson was promoted from President and Chief Operating Officer to President and Chief Executive Officer on January 4, 2005.

2.	Ms. Diersen’s first day of employment was March 8, 2004.

3.	Mr. Longhini’s first day of employment was January 1, 2003.

4.	Mr. Kohrs served as Chairman and Chief Executive Officer until January 4, 2005. Effective February 14, 2005, Mr. Kohrs’ annual base salary was adjusted to $100,000.

5.	Mr. Call resigned on January 31, 2005.

6.	The amounts in this column include: $60,000 paid to Mr. Longhini in 2003 in connection with his initial employment arrangement, $169,180 paid to Mr. Call in 2004 as reimbursement for relocation expenses, and $12,341 paid to Ms. Diersen in 2004 as reimbursement for relocation expenses. All other amounts reflected in this column consist of contributions paid to our named executive officers under our profit sharing plan and matching contributions paid to the same individuals under our Savings and Investment Plan and our Nonfunded Deferred Compensation and Supplemental Savings Plan.

Option Grants and Exercises in 2004

     The following table sets forth certain information concerning stock options granted during 2004 to each of our named executive officers:

Stock Option Grants in 2004

		Percent of			Potential Realizable
	Number of	Total			Value At Assumed
	Securities	Options	Exercise		Annual Rates of Stock
	Underlying	Granted to	or Base		Price Appreciation For
	Options	Employees	Price Per	Expiration	Option Term (2)
Name	Granted (1)	In 2004	Share	Date	5 percent	10 percent
Martin J. Emerson	100,000	4.9%	$14.94	2/07/2014	$939,600	$2,381,100
Carmen L. Diersen	460,000	22.5%	$14.42	3/08/2014	$4,173,800	$10,577,100
Ross A. Longhini	100,000	4.9%	$14.94	2/07/2014	$939,600	$2,381,100
Lawrence W. Getlin	40,000	2.0%	$14.94	2/07/2014	$375,800	$952,400
Douglas W. Kohrs	200,000	9.8%	$14.94	2/07/2014	$1,879,100	$4,762,100
M. James Call(3)	50,000	2.4%	$14.94	2/07/2014	$469,800	$1,190,500

1.	Twenty-five percent of the shares underlying these options initially vested on December 31, 2004, except that of 25 percent of Carmen Diersen’s shares initially vested on March 31, 2005. The remaining shares underlying the options vest in 6.25 percent increments on the last day of each calendar quarter after the initial vesting date, as long as the named executive officer is providing services on each of these dates, so that the entire option is fully vested four years after the date of grant. All of these options were granted under our 2000 Equity Inventive Plan. See “Change in Control Arrangements” below for a discussion of the treatment of options in the event we experience a change in control.

2.	In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5 percent and 10 percent compounded annually from the date the options were granted until their expiration date, and do not reflect our estimates of our future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock, the executive’s continued employment with us or our subsidiaries, and the date on which the options are exercised. The amounts represented in this table might not be achieved.

3.	Mr. Call resigned on January 31, 2005. At the time of his resignation Mr. Call had vested as to 12,500 of the 50,000 shares underlying his option. Those 12,500 shares remain exercisable until May 1, 2005. The unvested portion of Mr. Call’s option terminated upon his resignation. The amounts set forth in the last two columns of the above table reflect the potential realizable values of Mr. Call’s option over the full term of the option had Mr. Call continued to provide services to AMS for the entirety of the term of the option.

     The following table sets forth information concerning the value of unexercised stock options held by the named executive officers as of January 1, 2005.

Aggregated Option Exercises in 2004 and 2004 Year-end Option Values

			Number of Securities		Value Of Unexercised In-The-
	Shares		Underlying Unexercised		Money Options
	Acquired on	Value	Options at January 1, 2005		at January 1, 2005 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Martin J. Emerson(2)	0	0	535,000	185,000	$7,999,688	$1,817,238
Carmen L. Diersen	0	0	0	460,000	$0	$2,979,650
Ross A. Longhini	0	0	225,000	275,000	$2,714,125	$3,012,375
Lawrence W. Getlin	0	0	313,152	83,748	$5,385,579	$841,437
Douglas W. Kohrs	0	0	1,343,752	356,248	$23,667,244	$3,463,216
M. James Call(3)	100,000	$542,250	498,750	151,250	$6,437,788	$1,707,163

1.	Represents the difference between $20.905, the closing price on NASDAQ of our common stock on December 31, 2004, and the exercise price of in-the-money options, without consideration of applicable income taxes.

2.	In February 2005, Mr. Emerson exercised options to purchase 445,000 shares of common stock. He sold 200,000 shares acquired upon exercise of these options to pay the exercise price and applicable income and employment-related taxes. Mr. Emerson has agreed to transfer the remaining 245,000 shares acquired upon exercise of these options to his former spouse pursuant to a Marital Termination Agreement, which was subsequently confirmed in a domestic relations order in March 2005. The number of options and value of unexercised in-the-money- options in the table do not reflect these transactions.

3.	Mr. Call resigned on January 31, 2005. The exercisable portions of Mr. Call’s options remain exercisable until May 1, 2005 and the unvested portions of his options terminated upon his resignation. The amounts set forth in the last two columns of the above table reflect the value of Mr. Call’s exercisable and unexercisable in-the-money options at January 1, 2005, without regard to Mr. Call’s subsequent resignation.

Securities Authorized for Issuance Under Equity Compensation Plans

     We maintain two compensation plans for issuing our common stock: our 2000 Equity Incentive Plan and our Employee Stock Purchase Plan, both of which have been approved by our stockholders. Our Employee Stock Purchase Plan permits employees to use payroll deductions to purchase shares of our common stock at discounted prices; we include shares issued under this plan in our calculation of pro forma net income under FASB Statement No. 123, Accounting for Stock-Based Compensation. We have issued 420,940 shares of common stock under our Employee Stock Purchase Plan and we have 179,060 shares available for future issuance.

     The following table sets forth information as of January 1, 2005, regarding the number of shares of our common stock that may be issued under our 2000 Equity Incentive Plan and our Employee Stock Purchase Plan.

Equity Compensation Plan Information

Column A:
	Number of		Column C:
	Securities To Be	Column B:	Number of Securities Remaining
	Issued Upon	Weighted-Average	Available For Future Issuance
	Exercise of	Exercise Price of	Under Equity Compensation Plans
	Outstanding	Outstanding	(Excluding Securities Reflected In
Plan Category	Options	Options	Column A)
Equity compensation plans approved by stockholders	8,214,968	$8.51	2,058,172
Equity compensation plans not approved by stockholders	—	—	—
Total	8,214,968	$8.51	2,058,172

     Column C above includes 179,060 shares of common stock available for future issuance under our Employee Stock Purchase Plan. As of March 15, 2005, options to purchase an aggregate of 7,678,227 shares were issued and outstanding under our 2000 Equity Incentive Plan. Those options had an average exercise price equal to $10.22 per share and a weighted average term remaining equal to 6.06 years. As of March 15, 2005, options to purchase 1,377,647 shares were available for future issuance under our 2000 Equity Incentive Plan.

Executive Employment Agreements

     We have entered into employment agreements with Mr. Emerson, Ms. Diersen, Mr. Longhini, Mr. Kohrs and Mr. Call. All of the employment agreements have an initial term of two years (except for Mr. Kohrs’ current agreement which has an initial term of one year) and automatically renew for successive one-year periods until either the executive or we provides notice of termination. The agreements generally provide for base salary, participation in incentive compensation plans adopted by the board of directors, and, if the agreement was entered into at the time of the executive’s initial employment, an initial grant of options to purchase shares of our common stock. The salary and bonus we have paid and the stock options we have granted to the named executive officers in the last three years are included in the Summary Compensation Table above. The stock options granted to our executives vest over a period of four years on the same basis as options granted to all employees. The agreements also entitle the executives to participate in our other standard benefit programs and contain customary confidentiality and non-competition provisions.

     The agreements also generally include the following termination benefits:

•	If we terminate the executive without cause, we are required to continue to pay the executive his or her salary and provide health and welfare benefits for twelve months following termination. In certain cases, we would also be required to pay a portion of any incentive bonus for the year in which termination occurs. If the executive accepts other employment during the twelve-month period, we would be entitled to deduct compensation that he or she receives from a new employer from the salary we are obligated to pay during the twelve-month period.

•	If we terminate the executive without cause, or if the executive terminated employment for a good reason, such as diminution in responsibility or relocation, during the twelve-month period immediately following a change of control, we (or our successor) would be required to pay the executive a lump sum equal to his or her annual salary, plus his or her target bonus; provide, at our cost, continuation of health and welfare benefits for twelve months; and all issued and outstanding options would immediately vest and be exercisable.

•	In addition, if any payments (including the acceleration of stock options) made by us to the executive in connection with a change in control were subject to “excise tax” we would be required to make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.

     Mr. Call resigned from the position of Executive Vice President, Strategic Planning and Development effective January 31, 2005, and our employment agreement with Mr. Call was terminated effective as of that date. Pursuant to the severance provisions of the employment agreement we are required to (a) pay Mr. Call his current base salary of $235,000 per year through January 31, 2006, (b) pay Mr. Call a pro rata portion of his incentive bonus, if earned, for 2005, and (c) provide Mr. Call with health and welfare benefits through January 31, 2006. If Mr. Call accepts other employment or engages in his own business prior to January 31, 2006, we will be entitled to deduct compensation that he or receives from a new employer from the salary we are obligated to pay through January 31, 2006.

Change in Control Arrangements

     Under our standard agreement covering stock option grants, including agreements with our executive officers, if AMS underwent a change in control and, within nine months (twelve months in the case officers with employment agreements described above) after the change of control, we terminated the employee’s employment for any reason other than death, disability, or cause, or the employee terminated his or her employment with us for a good reason, then without any action by the administrator of the plan, all outstanding options would become immediately exercisable in full and could remain exercisable for a period of up to twelve months from the date of termination depending upon the reason for the employee’s termination.

     For purposes of the plan, a change in control would be deemed to have occurred, among other events, upon:

•	a reorganization, merger, consolidation or disposition of all or substantially all of our assets, unless following such transaction:

-	our stockholders beneficially own more than 60 percent of the issued and outstanding stock of the resulting entity after the transaction;

-	no non-affiliate owns 50 percent or more (on a fully diluted basis) of the issued and outstanding stock of the resulting entity after the transaction; and

-	at least a majority of the members of the board of the resulting entity had been members of the board at the time of the transaction;

•	the sale of at least 80 percent of our assets to an unrelated party;

•	the approval by our stockholders of a complete liquidation or dissolution of our company;

•	any unrelated party purchased 50 percent or more of our then issued and outstanding shares of common stock, taking into account shares that could be issued upon the exercise of outstanding stock options, or 50 percent or more of the combined voting power of our then outstanding securities ordinarily having the right to vote at the election of directors; or

•	the current members of the board, or future members of the board who were approved by at least two-thirds of our current board, ceased to constitute at least a majority of the board.

     In addition, we have agreed to provide cash severance benefits to our executive officers with employment agreements if their employment is terminated in certain circumstances following a change in control, as described above under “Employment Agreements.”

Non-funded Deferred Compensation and Supplemental Savings Plan

     We maintain an unfunded nonqualified deferred compensation plan, to provide certain management employees, including all of our executive officers, the opportunity to defer receipt of their compensation and receive credit for the matching contribution that is unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code. Our matching formula is the same as for all other of our 401(k) plan participants: 100 percent of the deferral up to 2 percent of compensation and 50 percent of the deferrals from 2 percent to 6 percent of compensation. We credit the deferrals and match to a bookkeeping account maintained for each participant. In addition, the participants receive an earnings credit to their account based on the measuring investments selected by the participant from the group of investments available under our 401(k) plan. Participants will receive a lump sum distribution equal to their account balance following termination of their employment with us.

Compensation Committee Interlocks and Insider Participation

     During 2004, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had an executive officer serving as a member of the board of directors or compensation committee.

Stock Performance Graph

     The following graph compares the annual cumulative total stockholder return on our common stock from August 10, 2000, the date of our initial public offering, until January 1, 2005, with the annual cumulative total return over the same period of the NASDAQ Market Value Index and a Comparable Company Index (the Media General Industry Group 521 Index for medical appliances and equipment). Media General Financial Services prepared the data points.

     The comparison assumes the investment of $100 in each of our common stock, the NASDAQ Market Value Index and the Comparable Company Index on August 11, 2000, and the reinvestment of all dividends.

	8/11/00	12/31/00	12/29/01	12/28/02	1/3/04	1/1/05
AMS common stock	100.00	137.30	182.92	140.37	189.15	361.60
Comparable Company Index	100.00	111.03	105.67	100.13	127.68	144.95
NASDAQ Market Index	100.00	65.48	52.20	36.14	57.74	59.35

Compensation Committee Report on Executive Compensation

     The principal components of our executive compensation are salaries, incentive bonuses, and stock options. We compare our compensation programs with the executive policies, practices, and compensation data at other companies of similar size and complexity, or that operate in a similar business environment, with a primary comparison to other medical device manufacturers.

     Salaries for our executive officers, including our chief executive officer, and other key managers, are based on the level of the person’s responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The compensation committee determines the salary for Mr. Kohrs our former chief executive officer, and Mr. Emerson, our current chief executive officer, and all other executive officers and key managers considering these factors and the recommendations of the chief executive officer. These determinations are reviewed and approved by the full board of directors.

     Our 2004 Executive Variable Incentive Plan provided incentive compensation for senior management, including our Chief Executive Officer and other executive officers. In February 2004, the Compensation Committee (and our board of directors with respect to executive officers) established a target bonus for each participant in the plan, which was then aggregated with the target bonuses for all other participants to establish the bonus pool. The actual pool contribution was calculated at the end each fiscal quarter using the following formula: 10 percent of (A) the product of (x) each fiscal quarter’s year-over-year sales growth rate (percent) less 5 percent and (y) each quarter’s year-over-year increase in sales dollars; plus (B) 2 percent of operating income in excess of a capital charge (15 percent annually of net non-cash assets employed in the business). Each quarter, the actual pool contributions for four quarters (the current plus three past quarters) were averaged to calculate the actual bonus pool for payout. The pool was then distributed quarterly between participants based upon a factor for each of the individuals, established for their respective roles. Mr. Kohrs’ target bonus for 2004 was $166,000, and his actual bonus resulting from the bonus formula was $192,383. Mr. Emerson’s target bonus for 2004 was $85,000, and his actual bonus resulting from the bonus formula was $98,428. As a non-cash reduction to operating income, our 2004 in-process research and development charge of $35.0 million related to our acquisition of TherMatrx, Inc. was added back to operating income for purposes of calculating 2004 bonus payments. The actual 2004 bonus for each executive officer is set forth in the Summary Compensation Table above under the heading “Compensation and Other Benefits.”

     We use stock options to attract and retain key executives, including our chief executive officer, and provide an incentive to create long-term stockholder value. The price at which the options can be exercised equals the fair market value of our common stock on the date of grant. All executive officers employed by us during 2004, including our chief executive officer, were granted stock options under our 2000 Equity Incentive Plan in 2004. See “Compensation and Other Benefits” above for more information on the stock options we granted to Mr. Kohrs, Mr. Emerson and our other named executive officers in year 2004.

     The compensation committee believes its approach to executive compensation will provide competitive base compensation, establish strong incentive to achieve our strategic objectives, and align the executives’ interests with those of our stockholders.

Submitted by A. Jay Graf (Chair) and Elizabeth H. Weatherman.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP

     The following table presents information about the beneficial ownership of our common stock as of March 29, 2005, unless otherwise indicated. The information is given for: each stockholder who we know beneficially owns more than five percent of our issued and outstanding common stock, each of our directors, each of the named executive officers, and all of our directors and executive officers as a group.

     Unless otherwise indicated, the business address for each of our stockholders in the table is 10700 Bren Road West, Minnetonka, Minnesota 55343, and each stockholder exercises sole voting and investment power over the shares reflected in the table.

		Shares of Common Stock
		Beneficially Owned (1)
	Shares Subject to		Percent of
Name of Beneficial Owner	Options(8)	Amount	Class
FMR Corp. (2)	—	5,314,400	7.8%
Franklin Resources, Inc.(3)	—	3,888,600	5.7%
Richard B. Emmitt (4)	—	429,754	*
Albert Jay Graf	175,000	175,000	*
Christopher H. Porter, Ph.D.	150,000	150,000	*
Thomas E. Timbie	—	—	*
Elizabeth H. Weatherman (5)	—	13,320	*
Douglas W. Kohrs	942,898	1,678,656	2.4%
Martin J. Emerson(6)	38,336	54,494	*
Carmen L. Diersen	115,000	115,831	*
Ross Longhini	256,250	259,313	*
Lawrence W. Getlin	326,275	439,375	*
M. James Call	473,738	667,850	1.0%

All directors and executive
officers as a group (12 persons) (7)	2,730,623	4,257,783	6.0%

*	Less than one percent of the issued and outstanding shares

1.	Based on 68,540,316 shares of common stock issued and outstanding on March 29, 2005. All share amounts have been adjusted to give effect to a 2-for-1 split of our common stock effected March 21, 2005. Shares not issued and outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days from March 29, 2005, are treated as issued and outstanding only when calculating the amount and percent owned by such person or group.

2.	On February 14, 2005, FMR Corp. reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2004: (i) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. (Fidelity), beneficially owned 4,677,600 shares; (ii) Fidelity Management Trust Company (the Trust), a wholly owned subsidiary of FMR Corp., beneficially owned 609,600 shares; and (iii) Fidelity International Limited (FIL), which may be deemed to be an affiliate FMR Corp, beneficially owned 27,200 shares. The Board of Trustees of Fidelity has sole voting power for the shares owned by Fidelity. Fidelity, FMR Corp. (through its control of Fidelity) and Edward C. Johnson 3rd (Chairman of FMR Corp.) each has the sole power to dispose of the shares owned by Fidelity. FMR Corp. (through its control of Fidelity) and Edward C. Johnson 3rd each has sole power to vote and sole power to dispose of the shares owned by the Trust. FIL has sole power to vote and sole power to dispose of the 639,200 shares owned by FIL. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a stockholders’ voting agreement, to form a controlling group of FMR Corp. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

3.	On February 14, 2005, Franklin Resources, Inc. (FRI) reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2004, the 3,888,600 shares are deemed beneficially owned by FRI and one or more individuals, investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. FRI reported that the advisory contracts grant to the applicable investment advisory subsidiaries all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiaries may be deemed to be the beneficial owner of the shares shown in the table. FRI also reported that Charles B. Johnson and Rupert H. Johnson Jr. (the FRI Principal Stockholders) each own in excess of 10% of the issued and outstanding common stock of FRI and are the principal stockholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. FRI reported that Franklin Advisors, Inc. holds sole voting and dispositive power as to all 3,888,600 shares. FRI, the FRI Principal Stockholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

4.	Mr. Emmitt is an AMS director, and is a managing director of The Vertical Group, Inc. and a general partner of The Vertical Group, L.P. The Vertical Group, L.P. is the general partner of Vertical Fund I, L.P. and Vertical Fund II, L.P., two of our stockholders. All shares indicated as owned by Mr. Emmitt are included because of his affiliation with The Vertical Group, Inc. and The Vertical Group, L.P. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of all shares owned by Vertical Fund I, L.P. and Vertical Fund II, L.P.

5.	Ms. Weatherman is an AMS director, and is a managing director and member of Warburg Pincus LLC and a general partner of WP. A total of 8,374 of the shares indicated as owned by Ms. Weatherman are included because of her affiliation with the Warburg Pincus entities. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Ms. Weatherman owns 4,946 shares individually. Her address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017.

6.	In February 2005, Mr. Emerson exercised options to purchase 445,000 shares of common stock. He sold 200,000 shares acquired upon exercise of these options to pay the exercise price and applicable income and employment-related taxes. Mr. Emerson has agreed to transfer the remaining 245,000 shares acquired upon exercise of these options to his former spouse pursuant to a Marital Termination Agreement, which was subsequently confirmed in a domestic relations order in March 2005. Mr. Emerson has also agreed to transfer to his former spouse unvested options to purchase an aggregate of 139,978 shares of common stock pursuant to the Marital Termination Agreement and domestic relations order. The number of shares beneficially owned by Mr. Emerson reflects these transactions.

7.	The number of shares beneficially owned includes 443,074 shares which may be deemed to be beneficially owned by Mr. Emmitt and Ms. Weatherman (see footnotes 4 and 5 above) and 274,190 shares owned by Janet L. Dick, our Vice President, Human Resources, of which 253,126 such shares are subject to options that are exercisable within 60 days from March 29, 2005.

8.	All amounts in this column reflect shares subject to options that vest within 60 days of March 29, 2005.

CERTAIN TRANSACTIONS

     On April 17, 2000, we entered into a stockholders agreement with all of our then existing stockholders. As long as any stockholder who is a party to the stockholders agreement owns at least 20 percent of our issued and outstanding shares of capital stock, we are obligated to nominate and use our best efforts to have two individuals designated by that stockholder elected to the board of directors. We are also obligated to nominate and use our best efforts to have one individual designated by any such stockholder who owns at least 10 percent of our issued and outstanding shares of capital stock elected to the board of directors. Currently, no stockholders have the right to designate anyone to be nominated for election to the board of directors under this stockholders agreement, although at the time Ms. Weatherman was last elected to the board, Warburg Pincus had the right to designate one person to be nominated for election to the board of directors, and Warburg designated Ms. Weatherman.

     On September 1, 1999, we entered into a consulting agreement with Medical Genesis. Dr. Porter, one of our directors, controls Medical Genesis. Under our agreement, Medical Genesis performs consulting services for us as we request up to 2.5 days per month. We pay Medical Genesis $3,500 per month for performing these consulting services and $1,400 a day for each day above 2.5 days. We also pay all reasonable expenses Medical Genesis incurs while performing services for us. This original agreement expired on September 1, 2000, and continues on a month-to-month basis under the same terms. In 2004, we paid Medical Genesis $42,000 for services under this agreement.

SELECTION OF AUDITORS

PROPOSAL 4

     The Audit Committee of our board has approved the engagement of Ernst & Young LLP to audit our consolidated financial statements for the 2005 fiscal year. Ernst & Young LLP has been our independent auditors since 1998.

     Although not required to do so, the board of directors wishes to submit the selection of Ernst & Young LLP to the stockholders for ratification. The board recommends a vote FOR the ratification of Ernst & Young LLP as our independent auditors for 2005. Unless a different choice is given, proxies received by the board will be voted FOR the ratification of Ernst & Young LLP. If the selection of Ernst & Young LLP is not ratified, the board of directors will reconsider its selection.

     We expect at least one representative of Ernst & Young LLP to be present at the Annual Meeting. These representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

     The following table presents the aggregate fees billed for professional audit and non-audit fees for services rendered by Ernst & Young LLP in 2003 and 2004. Other than as set forth below, no professional services were rendered or fees billed by Ernst & Young during these years. All services rendered by Ernst & Young were permissible under applicable laws and regulations, and all services provided after May 6, 2003, were approved in advance by the audit committee in accordance with the rules adopted by the Securities and Exchange Commission to implement requirements of the Sarbanes-Oxley Act of 2002, except for services performed after May 6, 2003 pursuant to an agreement already in existence prior to May 6, 2003. Our audit committee has adopted policies and procedures pursuant to which audit, audit-related, and tax services, and all permissible non-audit services, are pre-approved, and our audit committee is informed of each service actually rendered that was approved through its pre-approval process.

	Aggregate Amount Billed
	2004	2003
Audit fees (1)	$1,113,500	$416,805
Audit-related fees (2)	72,800	55,285
Tax fees (3)	-0-	119,768
All other fees (4)	1,050	23,612

Total	$1,187,350	$615,470

1.	These fees consisted of the annual and statutory audits of our financial statements for 2003 and 2004, reviews of the financial statements included in our Forms 10-Q for 2003 and 2004, and the audit of our internal control over financial reporting for 2004.

2.	These fees related to audits of employee benefit plans, due diligence in connection with mergers and acquisitions, and advisory services pertaining to Sarbanes-Oxley.

3.	These fees related to tax preparation and consulting.

4.	These fees related to human resource consulting and technical services.

OTHER BUSINESS

     This proxy statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the board for other business, if any, that may properly come before the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to give us copies of all Section 16(a) reports they file. To our knowledge, our directors, executive officers, and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

PROPOSALS FOR THE NEXT ANNUAL MEETING

     Stockholder proposals intended to be presented in our proxy materials for the next annual meeting of stockholders must be received by December 8, 2005, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. A stockholder who wishes to make a proposal at the next annual meeting of stockholders without including the proposal in our proxy statement must notify us by February 21, 2006. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next annual meeting of stockholders will have discretionary authority to vote on the proposal.

DIRECTOR NOMINATIONS

     Any stockholder who desires to recommend a nominee for director must submit a letter, addressed to Corporate Secretary, American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Stockholders who wish to make a recommendation for a nominee to be elected at our 2006 Annual Meeting must submit their recommendation by December 8, 2005, to allow time for meaningful consideration and evaluation of the nominees by the nominating/corporate governance committee.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders may communicate with the board of directors by sending correspondence, in care of our Corporate Secretary, American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, with an instruction to forward the communication to the particular director. Our corporate secretary will promptly forward all such stockholder communications to that director.

ANNUAL REPORT

     A COPY OF OUR 2004 ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS WHICH WILL BE FURNISHED UPON PAYMENT OF A FEE) HAS BEEN SENT WITH THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. THE ANNUAL REPORT ON FORM 10-K DESCRIBES OUR FINANCIAL CONDITION AS OF JANUARY 1, 2005.

APPENDIX A

AUDIT COMMITTEE CHARTER
AMERICAN MEDICAL SYSTEMS HOLDINGS INC.

Organization

There shall be a committee of the Board of Directors (the “Board”) of American Medical Systems Holdings, Inc. (the “Company”) known as the audit committee (the “Committee”). This charter shall govern the operations of the Committee.

Statement of Purpose and Policy

The purpose of the Committee shall be to oversee the accounting and financial reporting processes of the Company. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to engage and determine funding for independent counsel or other advisors as the Committee deems necessary for these purposes and with respect to its other duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and all such advisors, as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Composition and Qualifications

The members of the Committee shall be appointed by the Board and shall consist of at least three directors. Each member of the Committee shall, at the time of his or her appointment, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined and required under the federal securities laws and rules and regulations of the Securities and Exchange Commission, as amended from time to time.

All Committee members shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the Securities and Exchange Commission and the Nasdaq Stock Market, as may be amended from time to time.

The Board shall be responsible for determining “independence” of Committee members and qualification of a member as an “audit committee financial expert.”

Responsibilities and Processes

The primary responsibilities of the Committee are as follows:

•	The Committee shall oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board.

•	The Committee shall have sole authority to appoint, compensate, retain and oversee the work of the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	The audit committee shall meet periodically with management and the independent auditor in separate executive sessions.

•	The Committee shall pre-approve all audit services and permissible non-audit services as provided under the federal securities laws and rules and regulations of the Securities and Exchange Commission, as may be amended from time to time. The chair or any other designated member(s) of the Committee may represent the Committee for such pre-approval purposes, subject to such limits and conditions as the Committee may impose, provided that all such actions by the chair or other member(s) shall be presented to the full Committee at its next scheduled meeting for ratification.

•	The Committee must review and either approve or disapprove all related party transactions.

•	The Committee shall oversee the Company’s systems of internal control over financial reporting, disclosure controls and procedures and compliance with legal and regulatory requirements related to the financial statements and ethical standards adopted by the Company.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall discuss with the auditors their independence from management and the Company. The Committee shall obtain and review a written statement from the auditors regarding their independence consistent with the Independence Standards Board Standard No. 1 or any successor standard, as either may be amended from time to time.

•	The Committee shall discuss with the independent auditors the overall scope and plans for their audits. In addition, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditors.

•	On a periodic basis, but not less than annually, the Committee shall discuss with the independent auditors, reports regarding:

-	the selection of, or any changes in, the Company’s critical accounting policies, and alternative and preferred treatment of financial information under GAAP,

-	the independent auditor’s internal quality-control procedures,

-	any material issues raised by the most recent internal quality control review or peer review of the independent auditor,

-	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

-	any steps taken to deal with any issues described in the two preceding clauses,

-	all relationships between the independent auditor and the Company, and

-	any issues regarding the Company that the independent auditor discussed with its national office.

•	On a periodic basis, but not less than annually, the Committee shall discuss with management their review of the adequacy and effectiveness of the Company’s disclosure controls and procedures, the products of such controls and procedures, and any findings following such review.

•	On a periodic basis, but not less than annually, the Committee shall review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal control over financial reporting (including any significant deficiencies or material weaknesses and any significant changes in the Company’s internal control over financial reporting reported to the Committee by the independent auditors or management); and any special steps adopted in light of any control deficiencies and the adequacy of disclosures about the effectiveness of and any significant changes in the Company’s internal control over financial reporting.

•	The Committee shall review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Discuss with management and the independent auditors any accounting or other regulatory proposals or matters, correspondence with governmental or other regulatory agencies, and published reports that may have a material effect on the Company’s financial statements.

•	Prior to release, the Committee shall review all announcements of interim and annual financial results, as well as periodic earnings guidance to be publicly released by the Company, and discuss such announcements with management and the independent auditors.

•	The Committee shall review the Company’s interim financial statements with management and the independent auditors prior to filing of the Company’s Quarterly Report on Form 10-Q, including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the interim financial statements. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review with management and the independent auditors the consolidated financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K and shall review and approve the report required to be included in the Company’s annual proxy statement.

•	The Committee shall review and reassess the adequacy of this charter at least annually and submit the Charter to the Board for its approval.

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Approved by American Medical Systems Holdings, Inc. Board of Directors February 10, 2005.

APPENDIX B

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
2005 STOCK INCENTIVE PLAN

1. Purpose of Plan.

     The purpose of the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) is to advance the interests of American Medical Systems Holdings, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’ economic objectives.

2. Definitions.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 “Board” means the Board of Directors of the Company.

     2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

     2.3 “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

     2.4 “Change in Control” means an event described in Section 13.1 of the Plan; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a Change in Control, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code and the regulations and rulings issued thereunder.

     2.5 “Code” means the Internal Revenue Code of 1986, as amended.

     2.6 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.7 “Common Stock” means the voting common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.8 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

     2.9 “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary.

     2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.11 “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock as of such date at the end of the regular trading session as reported on the Nasdaq National Market System or on any national exchange (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market System, the closing sale price as of such date at the end of the regular trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the National Quotation Bureaus, Inc., or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

     2.12 “Good Reason,” unless otherwise defined in an agreement evidencing an Incentive Award, means the occurrence of any of the following in connection with a Change in Control: (i) a substantial diminution in the Participant’s authority, duties or responsibilities as in effect prior to the Change in Control, (ii) a reduction by the Company in the Participant’s base salary, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased, or (iii) the Company’s requiring the Participant to be based at any office or location that is more than fifty (50) miles further from the office or location thereof immediately preceding the Change in Control; provided, however, Good Reason shall not include any of the circumstances or events described above unless (A) the Participant has first provided written notice of such circumstance or event to the Company or its successor and the Company or such successor has not corrected such circumstance or event within thirty (30) days thereafter; and (B) the Participant has not otherwise consented to the occurrence in writing.

     2.13 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

     2.14 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

     2.15 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.16 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

     2.17 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

     2.18 “Performance Criteria” means the performance criteria that may be used by the Committee in granting Incentive Awards contingent upon achievement of performance goals, consisting of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

     2.19 “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.

     2.20 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.

     2.21 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that are subject to restrictions on transferability and a risk of forfeiture.

     2.22 “Retirement” means termination of employment or service at age 55 or older and completion of at least ten years of continuous service.

     2.23 “Securities Act” means the Securities Act of 1933, as amended.

     2.24 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

     2.25 “Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 11 of the Plan.

     2.26 “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.

     2.27 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.28 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.	Plan Administration.

     3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent” as required by the listing standards of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded) and who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2	Authority of the Committee.

     (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject; provided, however, that notwithstanding any other provision of the Plan: (A) any Incentive Award other than an Option or Stock Appreciation Right will not vest or become payable over a period of less than three (3) years from the date of grant, if vesting or payment is based solely upon the passage of time, and will have a performance measurement period of not less than one (1) year, if vesting or payment is based upon satisfaction of Performance Criteria or other objectives; and (B) all Incentive Awards granted to non-employee directors shall be granted pursuant to bona fide formulas or policies established by the Committee from time to time for the compensation of such directors, as a group, in respect of service as a non-employee director, a member of a committee of the Board or chair of the Board or a committee of the Board, and the Committee shall not discriminate among individual non-employee directors in granting or establishing the terms of Incentive Awards (except to the extent such formulas or policies may be modified from time to time). In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

     (b) Subject to Section 3.2(d), the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (A) the Committee shall not be authorized to accelerate the vesting or payment of any Incentive Award or terminate or waive any restrictions relating to an Incentive Award without prior approval of the Company’s stockholders, except in connection with the Participant’s death, Disability or Retirement, or in connection with a Change in Control; (B) the amended or modified terms are permitted by the Plan as then in effect; and (C) any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

     (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, including the limitations in Section 3.2(a) and 3.2(b).

     (d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards, Performance Awards or Stock Bonuses in exchange; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

     (e) In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 19.

     (f) Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code. Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.

4.	Shares Available for Issuance.

     4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of:

     (a) 6,600,000;

     (b) the number of shares subject to outstanding options under the Company’s 2000 Equity Incentive Plan as of the Effective Date which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan, assuming, however, that the provisions of Section 4.2 of the Plan applied thereto;

     (c) the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and

     (d) the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of the Nasdaq Stock

Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded).

The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury. Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Options and Stock Appreciation Rights relating to more than 1,500,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Restricted Stock Awards, Stock Unit Awards, Performance Awards and Stock Bonuses relating to more than 500,000 shares of Common Stock in the aggregate during any calendar year; (iii) no Participant in the Plan may be granted Incentive Awards denominated in cash in an amount in excess of $1,000,000 in the aggregate during any calendar year; and (iv) no more than 6,600,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan. All of the foregoing share limits are subject, in each case, to adjustment as provided in Section 4.3 of the Plan. In addition, the limits set forth in clauses (i) and (ii) above will not apply to Incentive Awards granted as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to the applicable transaction terms, and the limit in clause (iv) above will not apply to the any Incentive Stock Options are assumed or substituted pursuant to the applicable provisions of the Code in connection with any acquisition, consolidation or merger.

     4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that the total number of shares that may be issued under the Plan shall be reduced by one additional share for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan; provided, however, that (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) or the tender or attestation as to ownership of Previously Acquired Shares will not again become available for issuance under the Plan; and (ii) shares covered by a Stock Appreciation Right, to the extent exercised, will not again become available for issuance under the Plan.

     4.3 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.

5.	Participation.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	Options.

     6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

     6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, to the extent that Options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such Options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

     6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after seven (7) years from its date of grant (five years from its date of grant in the case of an Incentive Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4 Payment of Exercise Price.

     (a) The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) to the extent permissible under applicable law, by delivery of a promissory note (on terms acceptable to the Committee in its sole discretion) (iv) by a “net exercise of the Option (as further described in paragraph (b), below); or (v) by a combination of such methods.

     (b) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the             shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1.

     (c) Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

     6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Minnetonka, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.	Stock Appreciation Rights.

     7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the

Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

     7.2 Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4, below. Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under the Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.

     7.3 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after seven (7) years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

     7.4 Grants in Tandem with Options. Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.	Restricted Stock Awards.

     8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

     8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

     8.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

     8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9.	Stock Unit Awards.

     An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that in all cases payment of a Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

10.	Performance Awards.

     An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

11.	Stock Bonuses.

     An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

12. Effect of Termination of Employment or Other Service. The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.4.

     12.1 Termination of Employment Due to Death or Retirement. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Retirement:

     (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of twelve months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

     (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

     (c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.

     12.2 Termination of Employment Due to Disability. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Disability:

     (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of six months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate.

     (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

     (c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.

     12.3 Termination of Employment for Reasons Other than Death, Disability or Retirement. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

     (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

     (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

     (c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.

     12.4 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 12.4 but in no event beyond its expiration date; (ii) the Committee shall not be authorized to accelerate the vesting or payment of any Incentive Award or terminate or waive any restrictions relating to an Incentive Award without prior approval of the Company’s stockholders, except in connection with the Participant’s death, Disability or Retirement, or in connection with a Change in Control; and (iii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan).

     12.5 Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award, Performance Award or Stock Bonus for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

     12.6 Determination of Termination of Employment or Other Service.

     (a) The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

     (b) The change in a Participant’s status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).

     (c) Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.

     12.7 Breach of Confidentiality, Non-Compete or Non-Solicitation Agreements. Notwithstanding anything in the Plan to the contrary and in addition to the rights of the Committee under Section 12.5, in the event that a Participant materially breaches the terms of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary (including a confidentiality, non-compete or non-solicitation agreement made in connection with the grant of an Incentive Award), whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may require the Participant to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Participant in connection with any Incentive Awards or any shares issued upon the exercise or vesting of any Incentive Awards.

13.	Payment of Withholding Taxes.

     13.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

     13.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

14.	Change in Control.

     14.1 A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company or any “affiliate” of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an “Affiliate”), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (b) of this Section 14.1 (persons and entities described in clauses (x), (y) and (z) being referred to herein as “Permitted Holders”); or

     (b) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board of Directors of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

     (c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

     (d) The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or

     (e) The individuals who on the Effective Date constitute the Board of Directors thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board of Directors subsequent to the Effective Date whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board of Directors immediately prior to such vote shall be considered a member of the Board of Directors on the Effective Date.

     14.2 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) any conditions to the payment of Stock Unit Awards, Performance Awards and Stock Bonuses will lapse. The Committee may make any such acceleration subject to further conditions, including, but not limited to, conditions relating to (i) the failure of any successor to assume the Incentive Awards in connection with a Change in Control, or (ii) the Participant’s involuntary termination, other than for Cause, or voluntary termination for Good Reason, in each case within a specified period of time following a Change in Control.

     14.3 Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that: (i) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated); and (ii) some or all Participants holding Performance Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

     14.4 Limitation on Change in Control Payments. Notwithstanding anything in Section 14.2 or 14.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 14.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 14.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 13.3 or 13.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 14.4 will not apply, and any “payments” to a Participant pursuant to Section 14.2 or 14.3 of the Plan will be treated as “payments” arising under such separate agreement.

15.	Rights of Eligible Recipients and Participants; Transferability.

     15.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     15.2 Rights as a Stockholder; Dividends. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards. In its discretion, the Committee may provide in an agreement evidencing an Incentive Award that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions. The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Incentive Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock; provided, however, that dividend equivalents in respect of Options and Stock Appreciation Rights will only be paid out in cash.

     15.3 Restrictions on Transfer.

     (a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

     (b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

     (c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

     15.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16. Securities Law and Other Restrictions.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17. Performance-Based Compensation Provisions.

     The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code (“Section 162(m)”), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards, Stock Unit Awards and Performance Awards. The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).

18.	Compliance with Section 409A.

     It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A and the regulations or rulings issued thereunder.

19.	Plan Amendment, Modification and Termination.

     The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded); or (ii) such amendment seeks to increase the number of shares authorized for issuance hereunder (other than by virtue of an adjustment under Section 4.3) or to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan.

20.	Effective Date and Duration of the Plan.

     The Plan will be effective as of May 5, 2005, or such later date on which the Plan is initially approved by the Company’s stockholders. The Plan will terminate at midnight on the tenth (10th) anniversary of such effective date, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

21.	Miscellaneous.

     21.1 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     21.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

APPENDIX C

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(AS PROPOSED TO BE AMENDED)

1. Purpose. The purpose of this Employee Stock Purchase Plan (the “Plan”) is to advance the interests of American Medical Systems Holdings, Inc. (the “Company”) and its stockholders by providing Employees (as defined below) of the Company and its Designated Subsidiaries (as defined below) with an opportunity to acquire an ownership interest in the Company through the purchase of Common Stock (as defined below) of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Common Stock” means the voting common stock, par value $.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such voting common stock may be changed in accordance with Section 13 of the Plan.

(c) “Committee” means the entity administering the Plan, as provided in Section 3 below.

(d) “Compensation” means all regular straight-time earnings and commissions that are included in regular compensation, excluding bonuses and any pay for overtime (except to the extent that the inclusion of any such item is specifically directed by the Committee), determined in a manner consistent with the requirements of Section 423 of the Code.

(e) “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

(f) “Employee” means any person, including an officer, who is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week and more than five (5) months in a calendar year.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the closing sale price of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC

Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, but in a manner acceptable under Section 423 of the Code.

(i) “Offering” means any of the offerings to Participants of options to purchase Common Stock under the Plan, each continuing for three months, except for the initial Offering which shall continue for the period set forth in Section 5 below.

(j) “Offering Date” means the first day of the Offering Period under the Plan, as described in Section 5 below.

(k) “Offering Period” means the time period commencing on the Offering Date and ending on the Termination Date.

(l) “Option Price” is defined in Section 8 below.

(m) “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 6 below.

(n) “Securities Act” means the Securities Act of 1933, as amended.

(o) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

(p) “Termination Date” means the last day of the Offering Period under the Plan, as described in Section 5 below.

3. Administration. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee of the Board consisting solely of not less than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members and shall keep minutes of its meetings. Action of the Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of the Committee’s meetings and of its actions by written consent shall be kept with the corporate records of the Company. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action in connection with construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

     4. Eligibility.

(a) Any Employee who is employed by the Company or a Designated Subsidiary on the date that this Plan is approved by the Board and any Employee who becomes an employee after such date and has been employed by the Company or a Designated Subsidiary for at least one month prior to an Offering Date shall be eligible to participate in the Plan, beginning with the Offering commencing on such Offering Date, subject to the limitations imposed by Section 423(b) of the Code. With respect to a Designated Subsidiary that has been acquired by the Company, the period of employment of Employees of such Designated Subsidiary occurring prior to the time of such acquisition shall be included for purposes of determining whether an Employee has been employed for the requisite period of time under the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

(i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

(ii) the amount of payroll deductions that the Employee has elected to have withheld under such option (pursuant to Section 7 below) would permit the Employee to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

5. Offerings. Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each continuing for three months, except for the initial Offering Period, and each of which shall commence on January 1, April 1, July 1 and October 1 of each year, as the case may be, except for the initial Offering Period (the “Offering Date”), and shall terminate on March 31, June 30, September 30 and December 31 of each year, as the case may be (the “Termination Date”). The initial Offering Period under the Plan shall continue for four months, commencing on September 1, 2000 and terminating on December 31, 2000. Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all eligible Employees, or (b) the Plan is terminated in accordance with Section 17 below.

6. Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the “Participation Form”) and filing the Participation Form with the Company’s Human Resources Department not less than 15 days before the Offering Date of the first Offering in which the Participant wishes to participate.

(b) Except as provided in Section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the termination date of the Plan, subject to earlier termination by the Participant as provided in Section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in Section 7(c) below.

(c) A Participant may discontinue participation in the Plan at any time as provided in Section 11 below.

7. Payroll Deductions.

(a) By completing and filing a Participation Form, a Participant shall elect to have payroll deductions made from the Participant’s total Compensation (in whole percentages from one percent (1%) to a maximum of ten percent (10%) of the Participant’s total Compensation) on each payday during the time he or she is a Participant in the Plan in such amount as he or she shall designate on the Participation Form.

(b) All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The monies represented by such account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such account.

(c) No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the amount of payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company’s Human Resources Department not less than 15 days prior to the Offering Date as of which such increase or decrease is to be effective.

8. Grant of Option. On each Offering Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase (at the Option Price) as many shares of Common Stock as the Participant will be able to purchase with the payroll deductions credited to the Participant’s account during the Offering Period. Notwithstanding the foregoing, in no event may the number of shares purchased by any Participant during an Offering exceed 1,000 shares of Common Stock. The option price per share of such shares (the “Option Price”) shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of one share of Common Stock on the Offering Date, or (b) eighty-five (85%) of the Fair Market Value of one share of Common Stock on the Termination Date.

9. Exercise of Option.

(a) Unless a Participant gives written notice to the Company as provided in Section 9(d) below or withdraws from the Plan pursuant to Section 11 below, the Participant’s option for the purchase of shares of Common Stock granted for an Offering will be exercised automatically at the Termination Date of such Offering for the purchase of the number of full and fractional shares calculated to the third (3rd) decimal place of Common Stock that the accumulated payroll deductions in the Participant’s account on such Termination Date will purchase at the applicable Option Price.

(b) A Participant may purchase one or more shares in connection with the automatic exercise of an option granted for any Offering. If the Committee elects to deliver a statement of account to Participants pursuant to Section 10(a)(i)(A) below, that portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Termination Date of any Offering that is less than the purchase price of one full share will be deemed to have purchased such number of fractional shares of Common Stock as would then be purchasable at the applicable Option Price, with such fractional shares calculated to the third (3rd) decimal place. If the Committee elects to deliver stock certificates to Participants pursuant to Section 10(a)(i)(B) below, that portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Termination Date of any Offering that is less than the purchase price of one full share will be carried forward into the Participant’s payroll deduction account for the following Offering; provided that in no event will the balance carried forward be equal to or greater than the purchase price of one share on the Termination Date of an Offering.

(c) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery or credit of such Common Stock in accordance with Section 10 below. During the Participant’s lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by such Participant.

(d) By written notice to the Company prior to the Termination Date of any Offering, a Participant may elect, effective on such Termination Date, to:

(i) withdraw all of the accumulated payroll deductions in the Participant’s account as of the Termination Date (which withdrawal may, but need not, also constitute a notice of termination and withdrawal pursuant to Section 11(a)); or

(ii) exercise the Participant’s option for a specified number of full shares not less than five that is less than the number of full shares of Common Stock that the accumulated payroll deductions in the Participant’s account will purchase on the Termination Date of the Offering at the applicable Option Price, and withdraw the balance in the Participant’s payroll deduction account.

10. Delivery.

(a) As promptly as practicable after the Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the following:

(i) At the election of the Committee, either issue (A) in certificated or uncertificated form to a third party the aggregate number of shares of Common Stock purchased in connection with an Offering (including an aggregate of all of the fractional shares deemed to have been purchased pursuant to Section 9(b) above) rounded to the nearest full share, which shares will be held by such third party for the benefit of the Participants in accordance with their respective interests, and to each Participant a statement summarizing the number of whole shares of Common Stock purchased and fractional shares deemed purchased upon exercise of the Participant’s option granted for such Offering, or (B) a certificate representing the number of full shares of Common Stock purchased upon exercise of the Participant’s option granted for such Offering, registered in the name of the Participant or, if the Participant so directs on the Participation Form, in the names of the Participant and his or her spouse.

(ii) If the Participant makes an election pursuant to Section 9(d)(i) above for the Offering, a check in an amount equal to the total of the payroll deductions credited to the Participant’s account.

(iii) If Participant makes an election pursuant to Section 9(d)(ii) above, a check in the amount of the balance of any payroll deductions credited to the Participant’s account that were not used for the purchase of Common Stock.

(iv) If the balance in the Participant’s payroll deduction account exceeds the dollar amount necessary to purchase the maximum amount of shares that may be purchased in an Offering, a check in an amount equal to the excess balance.

(b) If the Company delivers a statement of account as provided in Section 10(a)(i)(A) above, a Participant may at any time request that a certificate for the number of whole shares of Common Stock purchased by such Participant in an Offering or in any previous Offering (with respect to which such participant has not been issued a certificate) be issued and delivered to such Participant by making a written request to the Company. Such written request shall be made to the Company’s Human Resources Department or, at the direction of the Company, to the transfer agent and registrar for the Company’s Common Stock. In lieu of issuing certificates for fractional shares, Participants will receive a cash distribution representing any fractional shares, calculated in accordance with Section 11(a) below.

(c) If the Company delivers a statement of account as provided in Section 10(a)(i)(A) above, all full shares purchased and fractional shares deemed to have been purchased by a Participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the Participant until the Participant’s withdrawal or termination pursuant to Section 11 below.

11. Withdrawal; Termination of Employment.

(a) A Participant may terminate participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant’s account under the Plan at any time prior to the Termination Date of an Offering, for such Offering, by giving written notice to the Company. Such notice shall state that the Participant wishes to terminate the Participant’s involvement in the Plan, specify a termination date and request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as practicable after the termination date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of notice of termination and withdrawal), and the Participant’s option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent Offering, except in accordance with a new Participation Form filed pursuant to Section 6 above. If the Committee elects to deliver a statement of account pursuant to Section 10(a)(i)(A) above, then on the withdrawal and termination of a Participant’s participation in the Plan, the Participant will be entitled to receive, at the Participant’s option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional shares deemed to have been purchased. In any event, Fair Market Value will be determined as set forth in Section 11(d) below, and such certificate will be delivered and such amounts paid as soon thereafter as practicable.

(b) Upon termination of a Participant’s employment for any reason, including retirement or death, the payroll deductions accumulated in the Participant’s account will be returned to the Participant as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 14 below, and the Participant’s option will be automatically canceled. If the Committee elects to deliver a statement of account pursuant to Section 10(a)(i)(A), then upon the termination of a Participant’s employment for any reason, including retirement or death, the Participant, or, in the case of death, the Participant’s designated beneficiary (if allowed by the Committee) as determined in accordance with Section 14 or the executor or administrator of the Participant’s estate will be entitled to receive, at their option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional share deemed to have been purchased. In any event, Fair Market Value will be determined as set forth in Section 11(d) below and such certificate will be delivered and such amounts paid as soon thereafter as practicable. For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this Section 11(b).

(c) A Participant’s termination and withdrawal pursuant to Section 11(a) above will not have any effect upon the Participant’s eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to Section 6 above or in any similar plan that may hereafter be adopted by the Company.

(d) For purposes of this Section 11 only, “Fair Market Value” means the prevailing market price of the Common Stock on any national securities exchange (if the Common Stock is listed on any such exchange) or as reported by the Nasdaq National Market, the Nasdaq SmallCap System or the National Quotation Bureau, Inc. (or any comparable reporting service), as the case may be, (if transactions or bid and asked prices are reported in the over-the-counter market are so reported) on the first day on which shares of Common Stock are traded following the day on which the Company, or if the Company so designates, the Company’s agent, receives notice from a Participant of an event specified in Section 11(a) or 11(b) above.

12. Interest. No interest shall accrue on a Participant’s payroll deductions under the Plan.

13. Stock Subject to the Plan.

(a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 13(b) below. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 above on any Termination Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable as determined in the Company’s sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s account as soon as practicable after the Termination Date of such Offering.

(b) In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding options.

(c) In the event that Participants are deemed to have purchased fractional shares of Common Stock pursuant to Section 9(b) above, the aggregate of such fractional share interests at any given time will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

14. Designation of Beneficiary.

(a) In the discretion of the Committee, a Participant may file written designation of a beneficiary who is to receive shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or shares of Common Stock are held for the Participant’s account.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11(a) above.

16. Amendment or Termination. The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective, without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code. The Board also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Board shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.

17. Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the Company’s Human Resources Department or in such other department or by such other person as may be designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

18. Term of Plan. The Plan shall be effective as of May 24, 2000, the date the Plan was adopted by the Board. The Plan has been adopted by the Board subject to stockholder approval within twelve months before or after the date the Board adopted the Plan and subject to completion of the Company’s initial public offering of Common Stock. Prior to stockholder approval, shares of Common Stock may be issued under the Plan subject to such approval. The Plan will terminate at midnight on May 24, 2010, and may be terminated prior to such time by Board action in accordance with Section 16.

19. Conditions Upon Issuance Of Shares.

(a) Compliance. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or Nasdaq upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the Participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(b) Share Transfers. Shares of Common Stock issued pursuant to options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

(c) Legends. Unless a registration statement under the Securities Act and applicable state securities laws is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

20. Miscellaneous. The headings to Sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to Sections in the Plan shall be to Sections of the Plan. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, MAY 5, 2005

proxy

This proxy is solicited by the Board of Directors

     The undersigned hereby appoint(s) Martin J. Emerson and Carmen L. Diersen, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of voting common stock of American Medical Systems Holdings, Inc. held of record by the undersigned on March 23, 2005, at the May 5, 2005 Annual Meeting of Stockholders, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

See reverse for voting instructions.

ò Please detach here ò

1.	Election of directors:	01 Martin J. Emerson 02 Richard B. Emmitt	03 Christopher H. Porter, Ph.D.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve and adopt the 2005 Stock Incentive Plan.	☐ For	☐ Against	☐ Abstain

3.	Proposal to amend the Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 600,000 shares to 1,000,000 shares.	☐ For	☐ Against	☐ Abstain

4.	Proposal to ratify the selection of Ernst & Young as independent auditors for 2005.	☐ For	☐ Against	☐ Abstain

5.	In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4.

Address Change? Mark Box ☐	Dated: , 2005
Indicate changes below:

Signature(s) in Box

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.